Exhibit 10.3

SECOND AMENDMENT
TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 12, 2023 (the “Second Amendment Effective Date”), is entered into among KENNEDY-WILSON HOLDINGS, INC., a Delaware corporation (the “Parent”), KENNEDY-WILSON, INC., a Delaware corporation (the “Parent Borrower”), the subsidiaries of the Parent party hereto (together with the Parent, the “Guarantors”), each of the Lenders, each of the L/C Issuers, and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”).
Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of March 25, 2020, among the Parent Borrower, the Parent, the Guarantors, the Lenders, the L/C Issuers and the Administrative Agent, as amended by that certain First Amendment (LIBOR Transition), dated as of October 12, 2021, and as further amended, amended and restated, supplemented or otherwise modified, and as in effect immediately prior to when the Second Amendment becomes effective on the Second Amendment Effective Date (the “Existing Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings provided to such terms in the Existing Credit Agreement, as amended hereby (as so amended, the “Amended Credit Agreement”).
WHEREAS, the Parent Borrower, the Lenders, the Guarantors, the L/C Issuers and the Administrative Agent, have agreed to modify the Existing Credit Agreement as herein set forth.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Amendments to Credit Agreement. The parties hereto agree that effective as of the Second Amendment Effective Date (defined below) the Existing Credit Agreement shall be amended:
(a)    to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in each case, as set forth on the pages of the Amended Credit Agreement attached as Annex I hereto1;
(b)    by replacing Exhibit A to the Existing Credit Agreement with the Exhibit A attached as Annex II hereto; and
(c)    by replacing Exhibit H to the Existing Credit Agreement with the Exhibit H attached as Annex III hereto.
SECTION 2. Conditions of Effectiveness. This Amendment shall be effective as of the first date each of the following conditions precedent has been satisfied (the first date each of such conditions precedent has been satisfied being referred to herein as the “Second Amendment Effective Date”):
1 Note: Annex I reflects changes from the Existing Credit Agreement as in effect on March 25, 2020, without giving effect to the First Amendment (LIBOR Transition), dated as of October 12, 2021.
173354470

(a)    The Administrative Agent’s receipt of the following, each of which shall be in accordance with Section 7 hereof:
(i) counterparts of this Amendment, duly executed and delivered by each of the Loan Parties, each Lender, each L/C Issuer and the Administrative Agent; and
(ii)a certificate of the Parent Borrower dated as of the Second Amendment Effective Date signed by a Responsible Officer of the Parent Borrower certifying that before and after giving effect to this Amendment, the representations and warranties of the Borrowers and each other Loan Party contained in Article V of the Amended Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects, except (x) to the extent that such representations and warranties expressly relate to an earlier date in which case such representations and warranties are true and correct in all material respects as of such earlier date, (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of the Second Amendment Effective Date (including such earlier date set forth in the foregoing clause (i)) after giving effect to such qualification and (iii) that for purposes of this Amendment, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Amended Credit Agreement.
(b)No Default or Event of Default has occurred and is continuing on the Second Amendment Effective Date.
SECTION 3. Representations and Warranties of Loan Parties. Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:
(a)    this Amendment has been duly executed and delivered by such Loan Party, and constitutes a valid and binding obligation, enforceable against it in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and
(b)    the execution and delivery by such Loan Party of this Amendment and performance by such Loan Party of this Amendment is within such Loan Party’s organizational powers and has been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of its Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any Material Contract to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any Law, in each case under clauses (ii)(y) and (iii) above in a way that has or could reasonably be expected to have a Material Adverse Effect.
SECTION 4. Affirmation of Guarantors. Each Guarantor hereby approves and consents to this Amendment and the transactions contemplated by this Amendment and agrees and affirms that its guarantee of the Obligations continues to be in full force and effect and is hereby ratified and confirmed in all respects and shall apply to the Amended Credit Agreement and all of the other Loan Documents, as such are amended, restated, supplemented or otherwise modified from time to time in accordance with their terms.
2

SECTION 5. Ratification. The Loan Documents, and the obligations of the Loan Parties under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms, as amended hereby.
SECTION 6. References. Each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in each other Loan Document (and the other documents and instruments delivered pursuant to or in connection therewith) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import, shall mean and be a reference to the Amended Credit Agreement and as the Amended Credit Agreement may in the future be amended, restated, supplemented or modified from time to time.
SECTION 7. Counterparts; Execution. Section 10.17 of the Amended Credit Agreement is incorporated herein, mutatis mutandis, as if a part hereof.
SECTION 8. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 9. Severability. If any provision of this Amendment shall be held illegal, invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without in any manner affecting the legality, validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.
SECTION 10. Governing Law. The terms of the Amended Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
SECTION 11. Headings. Section headings in this Amendment are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
SECTION 12. Loan Document. This Amendment is a Loan Document.
SECTION 13. Entire Agreement. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Without limitation of the foregoing:
THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signature pages immediately follow]
3

US-DOCS\139911996.6 KWI - Second Amendment to Second Amended and Restated Credit Agreement [AP 5-1]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date hereof.
BORROWER:

KENNEDY-WILSON, INC.,
a Delaware corporation

By: /s/ Justin Enbody
Name:     Justin Enbody
Title: Chief Financial Officer

Signature Page to Second Amendment to KWI Second Amended and Restated Credit Agreement

GUARANTORS:

KENNEDY-WILSON, INC.
KENNEDY-WILSON HOLDINGS, INC.
K-W PROPERTIES
KENNEDY WILSON OVERSEAS INVESTMENTS, INC.
K-W SANTIAGO INC.
KENNEDY-WILSON INTERNATIONAL
KENNEDY-WILSON TECH LTD.
KWP FINANCIAL I
KENNEDY WILSON AUCTION GROUP INC.
KENNEDY WILSON REAL ESTATE SALES & MARKETING

By: /s/ Justin Enbody
    Name: Justin Enbody
    Title: Chief Financial Officer

KW RESIDENTIAL CAPITAL, LLC

By: /s/ Justin Enbody
    Name: Justin Enbody
    Title: Vice President and Treasurer
Signature Page to Second Amendment to KWI Second Amended and Restated Credit Agreement

KWF INVESTORS I, LLC
KW SUMMER HOUSE MANAGER, LLC
KW MONTCLAIR, LLC
KW SERENADE MANAGER, LLC
KW REDMOND MANAGER, LLC
KW DILLINGHAM AINA LLC
KENNEDY WILSON FUND MANAGEMENT GROUP, LLC
KWF MANAGER IV, LLC
KWF INVESTORS IV, LLC
SANTA MARIA LAND PARTNERS MANAGER, LLC
KWF INVESTORS VII, LLC
KW BOISE PLAZA, LLC
KW HARRINGTON LLC
KW 5200 LANKERSHIM MANAGER, LLC
KWF MANAGER X, LLC
KWF MANAGER XI, LLC
KWF MANAGER XII, LLC
KW EU INVESTORS I, LLC
KW RICHFIELD PLAZA, LLC
KW CREEKVIEW SHOPPING CENTER, LLC
KW SECURITIES, LLC
KW VICTORY LAND LOAN, LLC
KW VICTORY PLAZA LOAN, LLC
COUNTRY RIDGE IX, LLC
KW EU INVESTORS VIII, LLC
KW PARK SANTA FE, LLC
KW CYPRESS, LLC
KW TACOMA CONDOS, LLC
KW DESERT RAMROD SPONSOR, LLC

By: /s/ Justin Enbody
    Name: Justin Enbody
    Title: Treasurer

KW IRELAND LLC

By: /s/ Mary L. Ricks
    Name: Mary L. Ricks
    Title: President

KW ROCKVUE, LLC
KWF MANAGER, LLC
KW MOFFETT PLACE, LLC
KW THE PRESS, LLC
KW 50 WEST, LLC
KW EU CAPITAL 2, LLC
KW EU CAPITAL 3, LLC
KW 134TH STREET LOFTS, LLC
Signature Page to Second Amendment to KWI Second Amended and Restated Credit Agreement

KW ASTON PARC VILLAGIO, LLC
KW EU CAPITAL LLC
KW ETHOS COMMUNITY, LLC
KW ONE TEN PLAZA, LLC
KW ZIA SUNNYSIDE, LLC
KW BEND QOF, LLC
KW THE CHARLI, LLC
KW THE OLIVE, LLC
KW-G MULTIFAMILY VENTURE 1 MANAGER, LLC
KW MW COTTONWOOD, LLC
KENNEDY WILSON PROPERTY SERVICES VII, LLC
KENNEDY WILSON PROPERTY EQUITY VII, LLC
KW MULTIFAMILY 2021, LLC
KW SAN VICENTE BUNGALOWS AND HOTEL 850, LLC
KW ARISTA UPTOWN, LLC
KW SILVER LAKE POOL & INN, LLC
KW ENCINITAS BEACH RESORT, LLC
KW MUTIFAMILY 2022, LLC
KW – G MULTIFAMILY VENTURE 2 MANAGER, LLC
KW – G MULTIFAMILY CO-INVEST, LLC
KW METWEST ON SUNSET, LLC
KW PARK ON 20TH, LLC
KW SAN MATEO ABQ, LLC
KW TIMBERS KAUAI OCEAN CLUB LLC
KW WESTMOOR 7, LLC
KW WESTMOOR 8-10, LLC
KW COPPINS WELL MEMBER, LLC

By: /s/ In Ku Lee
    Name: In Ku Lee
    Title: Vice President
Signature Page to Second Amendment to KWI Second Amended and Restated Credit Agreement

DILLINGHAM RANCH AINA LLC

By:    68-540 Farrington, LLC,
    its sole member

By:    KW Dillingham Aina LLC,
    its sole member

By: /s/ Justin Enbody
    Name: Justin Enbody
    Title: Treasurer

68-540 FARRINGTON, LLC

By:    KW Dillingham Aina LLC,
    its sole member

By: /s/ Justin Enbody
    Name: Justin Enbody
    Title: Treasurer

KW INVESTMENT ADVISER, LLC

By:    Kennedy-Wilson, Inc., its sole member

By: /s/ Justin Enbody
    Name: Justin Enbody
    Title: Chief Financial Officer
Signature Page to Second Amendment to KWI Second Amended and Restated Credit Agreement

KW SB MANAGER, LLC
KW THE CADENCE, LLC
KW 360 SPEAR, LLC
KW ADVANTA OFFICE COMMONS, LLC
KW SOUTH BAY GALLERIA, LLC
KW PINE 43, LLC
KW EISLEY SPONSOR, LLC
KW LPC INVESTOR, LLC
KW OXFORD NORTH, LLC
KW ALILA NAPA VALLEY, LLC

By: /s/ In Ku Lee
    Name: In Ku Lee
    Title: Vice President

KW 9350 CIVIC CENTER DRIVE, LLC
KW TAYLOR YARD 55, LLC
KW HILLTOP MANAGER II, LLC
KW BOZEMAN INVESTORS, LLC
KW ONE BAXTER WAY GP, LLC
KW RIVERDALE AND 36, LLC
KW 400 CALIFORNIA MEMBER, LLC
KW CIG MANAGEMENT SERVICES, LLC
KW TERRA WEST SPONSOR, LLC

By: /s/ Justin Enbody
    Name: Justin Enbody
    Title: Vice President

KENNEDY-WILSON CAPITAL

By: /s/ Justin Enbody
    Name: Justin Enbody
    Title: Vice President and Assistant Secretary
Signature Page to Second Amendment to KWI Second Amended and Restated Credit Agreement

KW HANOVER QUAY, LLC
KENNEDY WILSON PROPERTY SERVICES VI, LLC
KENNEDY WILSON PROPERTY EQUITY VI, LLC
KW LV 3 SPONSOR, LLC
KW NB LLC
KW CAMARILLO LAND, LLC
KW 2013EE LLC
KW EU PRS INVESTOR, LLC
KW ROSEWOOD PREMIERE, LLC
KW RIVER POINTE PREMIERE, LLC
KW KAWANA SPRINGS, LLC
KW QUEBEC PARTICIPANT, LLC
KW QUEBEC ASSET MANAGER, LLC
KW REAL ESTATE II EQUITY, LLC
KW REAL ESTATE II CARRY, LLC
KW REAL ESTATE II GP, LLC
KW SUNSET CP PARTICIPANT, LLC
KW SUNSET CP ASSET MANAGER, LLC
KW CP WEST HILLS PARTICIPANT, LLC
KW CP WEST HILLS ASSET MANAGER, LLC
KW LINDER ROAD, LLC
KW CDO INVESTOR, LLC
KW HAMILTON LANDING—LAND, LLC
KW RANCHO MIRAGE LOAN, LLC
KW SUNSET NORTH, LLC
KW HEIGHTS INVESTOR, LLC
KW PACIFICA, LLC
KW RIVERWALK, LLC
KW ABQ, LLC
KW F5 TOWER, LLC
KW MANHATTAN BEACH STUDIOS LOAN, LLC
KW GOLDEN STATE TOWERS LOAN LLC

By: /s/ Kent Mouton
    Name: Kent Mouton
    Title: President

Signature Page to Second Amendment to KWI Second Amended and Restated Credit Agreement

LENDERS:

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By: /s/ Dennis Kwan
Name: Dennis Kwan
Title: Senior Vice President

Signature Page to Second Amendment to KWI Second Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender and L/C Issuer

By: /s/ Eric Guggenheimer
Name:    Eric Guggenheimer
Title: Executive Director

Signature Page to Second Amendment to KWI Second Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Elmira Sultan
Name:    Elmira Sultan
Title: Vice President

Signature Page to Second Amendment to KWI Second Amended and Restated Credit Agreement

FIFTH THIRD BANK, N.A., as a Lender

By: /s/ Dave Robinson
Name:    Dave Robinson
Title: Assistant Vice President

Signature Page to Second Amendment to KWI Second Amended and Restated Credit Agreement

DEUTCHE BANK AG NEW YORK BRANCH, as a Lender

By: /s/ Ming K Chu
Name:    Ming K. Chu (ming.k.chu@db.com)
Title: Director (212-250-4541)

By: /s/ Marko Lukin
Name:    Marko Lukin (marko.lukin@db.com)
Title: Vice President (212-250-7283)

Signature Page to Second Amendment to KWI Second Amended and Restated Credit Agreement

PNC BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ David C. Drouillard
Name:    David C. Drouillard
Title: Senior Vice President

Signature Page to Second Amendment to KWI Second Amended and Restated Credit Agreement

EAST WEST BANK, A CALIFORNIA BANKING CORPORATION, as a Lender

By: /s/ Flora Ling
Name:    Flora Ling
Title: Sr. Vice President

Signature Page to Second Amendment to KWI Second Amended and Restated Credit Agreement

PACIFIC WESTERN BANK, A CALIFORNIA STATE-CHARTERED BANK, as a Lender

By: /s/ Todd Savitz
Name:    Todd Savitz
Title: Senior Vice President

Signature Page to Second Amendment to KWI Second Amended and Restated Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Keshia Leday
Name:    Keshia Leday
Title: Authorized Signatory

Signature Page to Second Amendment to KWI Second Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Felicia Brinson
Name:    Felicia Brinson
Title: Assistant Vice President
Signature Page to Second Amendment to KWI Second Amended and Restated Credit Agreement

Annex I to Second Amendment
EXECUTION COPY

Published Deal CUSIP Number: 48939XAJ1 Published Facility CUSIP Number: 48939XAK8
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of March 25, 2020
among
KENNEDY-WILSON, INC.,
as the Parent Borrower,
KENNEDY-WILSON HOLDINGS, INC.
and
CERTAIN OF SUBSIDIARIES OF
KENNEDY-WILSON HOLDINGS, INC.
FROM TIME TO TIME PARTY HERETO,
as Guarantors,
BANK OF AMERICA, N.A.,
as Administrative Agent,
JPMORGAN CHASE BANK, N.A.,
as Syndication Agent,
U.S. BANK NATIONAL ASSOCIATION,
and
FIFTH THIRD BANK, N.A.
as Co-Documentation Agents,
and
The Lenders and L/C Issuers Party Hereto

BofA SECURITIES, INC.
JPMORGAN CHASE BANK, N.A.,
and
U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers

BofA SECURITIES, INC.
and
JPMORGAN CHASE BANK, N.A.,
as Joint Bookrunners

174044067

    TABLE OF CONTENTS
Section    Page
ARTICLE I.    DEFINITIONS AND ACCOUNTING TERMS    1
1.01    Defined Terms    1
1.02    Other Interpretive Provisions    ~~41~~44
1.03    Accounting Terms    ~~42~~45
1.04    Rounding    ~~43~~46
1.05    Times of Day    ~~43~~46
1.06    Letter of Credit Amounts    ~~43~~46
1.07    Exchange Rates; Currency Equivalents    ~~43~~46
1.08    Additional Alternative Currencies    ~~44~~46
1.09    Change of Currency    ~~45~~47
1.10    Deliveries    ~~46~~48
1.11    Interest Rates    ~~46~~48
ARTICLE II.    THE COMMITMENTS AND CREDIT EXTENSIONS    ~~46~~48
2.01    Revolving Loans    ~~46~~49
2.02    Borrowings, Conversions and Continuations of Loans    ~~46~~49
2.03    Letters of Credit    ~~49~~51
2.04    Prepayments    ~~60~~63
2.05    Termination or Reduction of Revolving Commitments    ~~61~~64
2.06    Repayment of Loans    ~~62~~65
2.07    Interest    ~~62~~65
2.08    Fees    ~~63~~66
2.09    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate    ~~63~~66
2.10    Evidence of Debt    ~~64~~67
2.11    Payments Generally; Administrative Agent’s Clawback    ~~65~~68
2.12    Sharing of Payments by Lenders    ~~67~~70
2.13    Extension of Revolver Maturity Dates    ~~67~~71
2.14    Increase in Facilities    ~~69~~72
2.15    Cash Collateral    ~~71~~75
2.16    Defaulting Lenders    ~~73~~76
2.17    Designated Borrowers    ~~75~~78
ARTICLE III.    TAXES, YIELD PROTECTION AND ILLEGALITY    ~~77~~81
3.01    Taxes    ~~77~~81
3.02    Illegality    ~~82~~85
3.03    Inability to Determine Rates ~~83~~; Replacement of Relevant Rates or Successor Rates    86
3.04    Increased Costs~~; Reserves on Eurocurrency Rate Loans    86~~ 90
3.05    Compensation for Losses    ~~88~~91
3.06    Mitigation Obligations; Replacement of Lenders    ~~89~~92
3.07    Survival    ~~89~~93
ARTICLE IV.    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS    ~~89~~93
4.01    Conditions of Effectiveness    ~~89~~93
4.02    Conditions to all Credit Extensions    ~~91~~95
ARTICLE V.    REPRESENTATIONS AND WARRANTIES    ~~92~~96
5.01    Existence, Qualification and Power    ~~92~~96
5.02    Authorization; No Contravention    ~~92~~96
5.03    Governmental Authorization; Other Consents    ~~93~~96
5.04    Binding Effect    ~~93~~96
5.05    Financial Statements; No Material Adverse Effect    ~~93~~97
5.06    Litigation    ~~94~~97
5.07    No Default    ~~94~~98
5.08    Ownership of Property; Liens    ~~94~~98
5.09    Environmental Compliance    ~~94~~98

SECTION    PAGE

5.10    Insurance    ~~95~~99
5.11    Taxes    ~~95~~99
5.12    ERISA Compliance    ~~95~~99
5.13    Subsidiaries; Equity Interests    ~~96~~100
5.14    Margin Regulations; Investment Company Act    ~~96~~100
5.15    Disclosure    ~~97~~100
5.16    Compliance with Laws    ~~97~~101
5.17    Intellectual Property; Licenses, Etc.    ~~97~~101
5.18    Solvency    ~~97~~101
5.19    OFAC; Designated Jurisdictions    ~~97~~101
5.20    Anti-Corruption Laws; Anti-Money Laundering Laws    ~~98~~101
5.21    Stock Exchange Listing    ~~98~~102
5.22    Senior Secured Indebtedness    ~~98~~102
5.23    Affected Financial Institutions    ~~98~~102
5.24    Representations as to Foreign Obligors    ~~98~~102
5.25    AIF Representations    ~~99~~103
ARTICLE VI.    AFFIRMATIVE COVENANTS    ~~100~~103
6.01    Financial Statements    ~~100~~103
6.02    Certificates; Other Information    ~~101~~104
6.03    Notices    ~~103~~106
6.04    Payment of Taxes and Other Obligations    ~~103~~107
6.05    Preservation of Existence, Etc    ~~103~~107
6.06    Maintenance of Properties    ~~104~~107
6.07    Maintenance of Insurance    ~~104~~107
6.08    Compliance with Laws    ~~104~~107
6.09    Books and Records    ~~104~~108
6.10    Inspection Rights    ~~104~~108
6.11    Use of Proceeds    ~~105~~108
6.12    Additional Guarantors    ~~105~~108
6.13    Compliance with Environmental Laws    ~~106~~109
6.14    Further Assurances    ~~106~~110
6.15    Maintenance of Stock Exchange Listing    ~~106~~110
6.16    Anti-Money Laundering; Anti-Corruption Laws; Sanctions    ~~106~~110
ARTICLE VII.    NEGATIVE COVENANTS    ~~106~~110
7.01    Liens    ~~107~~110
7.02    Investments    ~~107~~111
7.03    Indebtedness    ~~107~~111
7.04    Fundamental Changes; Dispositions    ~~108~~111
7.05    Restricted Payments    ~~108~~112
7.06    Change in Nature of Business    ~~109~~112
7.07    Transactions with Affiliates    ~~109~~112
7.08    Burdensome Agreements    ~~109~~113
7.09    Use of Proceeds    ~~111~~114
7.10    Financial Covenants    ~~111~~114
7.11    Sanctions    ~~112~~115
7.12    Anti-Corruption Laws; Anti-Money Laundering    ~~112~~115
7.13    Accounting Changes    ~~112~~116
7.14    Amendments of Organization Documents    ~~112~~116
ARTICLE VIII.    EVENTS OF DEFAULT AND REMEDIES    ~~112~~116
8.01    Events of Default    ~~112~~116
8.02    Remedies Upon Event of Default    ~~115~~119
8.03    Application of Funds    ~~116~~119
ARTICLE IX.    ADMINISTRATIVE AGENT    ~~117~~121

SECTION    PAGE

9.01    Appointment and Authority    ~~117~~121
9.02    Rights as a Lender    ~~117~~121
9.03    Exculpatory Provisions    ~~118~~121
9.04    Reliance by Administrative Agent    ~~119~~122
9.05    Delegation of Duties    ~~119~~123
9.06    Resignation of Administrative Agent    ~~119~~123
9.07    Non-Reliance on Administrative Agent and Other Lenders    ~~121~~124
9.08    No Other Duties, Etc    ~~122~~125
9.09    Administrative Agent May File Proofs of Claim    ~~122~~125
9.10    Guaranty Matters    ~~123~~126
9.11    Lender Hedge Agreements    ~~123~~126
9.12    Certain ERISA Matters    ~~123~~127
9.13    Recovery of Erroneous Payments    128
ARTICLE X.    MISCELLANEOUS    ~~124~~128
10.01    Amendments, Etc    ~~124~~128
10.02    Notices; Effectiveness; Electronic Communication    ~~127~~131
10.03    No Waiver; Cumulative Remedies; Enforcement    ~~129~~133
10.04    Expenses; Indemnity; Damage Waiver    ~~130~~134
10.05    Payments Set Aside    ~~133~~137
10.06    Successors and Assigns    ~~133~~137
10.07    Treatment of Certain Information; Confidentiality    ~~138~~142
10.08    Right of Setoff    ~~139~~143
10.09    Interest Rate Limitation    ~~139~~143
10.10    ~~Counterparts;~~ Integration; Effectiveness    ~~140~~143
10.11    Survival of Representations and Warranties    ~~140~~144
10.12    Severability    ~~140~~144
10.13    Replacement of Lenders    ~~140~~144
10.14    Governing Law; Jurisdiction; Etc    ~~142~~145
10.15    Waiver of Jury Trial    ~~143~~147
10.16    No Advisory or Fiduciary Responsibility    ~~143~~147
10.17    Electronic Execution of Assignments and Certain Other Documents    ~~144~~147
10.18    USA PATRIOT Act    ~~144~~149
10.19    MFN Provisions    ~~144~~149
10.20    ENTIRE AGREEMENT    ~~145~~150
10.21    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~145~~150
10.22    Judgment Currency    ~~146~~150
10.23    No Novation    ~~146~~151
10.24    Exiting Lenders    ~~147~~152
10.25    Acknowledgment Regarding Any Supported QFCs    ~~147~~152
ARTICLE XI.    CONTINUING GUARANTY    ~~148~~153
11.01    Guaranty    ~~148~~153
11.02    Rights of Lenders    ~~149~~154
11.03    Certain Waivers    ~~149~~154
11.04    Obligations Independent    ~~150~~154
11.05    Subrogation    ~~150~~154
11.06    Termination; Reinstatement    ~~150~~155
11.07    Subordination    ~~151~~155
11.08    Stay of Acceleration    ~~151~~155
11.09    Condition of the Loan Parties    ~~151~~156
11.10    Contribution    ~~151~~156
11.11    Release of Subsidiary Guarantors    ~~152~~157

SECTION    PAGE

11.12    Keepwell    ~~153~~157

SECTION    PAGE

v

SCHEDULES
2.01    Commitments, Applicable Percentages and L/C Commitments
2.03    Existing Letters of Credit
5.13    Subsidiaries; Jurisdiction of Incorporation/Organization; Taxpayer ID
10.02    Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

A    Form of Loan Notice
B    Form of Revolving Note
C    Form of Compliance Certificate
D-1    Form of Assignment and Assumption
D-2    Form of Administrative Questionnaire
E    Form of Joinder Agreement
F-1    Form of U.S. Tax Compliance Certificates – Foreign Lenders (Not Partnerships)
F-2    Form of U.S. Tax Compliance Certificates – Non-U.S. Participants (Not Partnerships)
F-3    Form of U.S. Tax Compliance Certificates – Non-U.S. Participants (Partnerships)
F-4    Form of U.S. Tax Compliance Certificates – Foreign Lenders (Partnerships)
G    Form of Solvency Certificate
H    Form of Notice of Loan Prepayment
I    Form of Designated Borrower Request and Assumption Agreement
J    Form of Designated Borrower Notice
K    Form of Termination Letter
L    Form of Designation Notice

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of March 25, 2020, among KENNEDY-WILSON, INC., a Delaware corporation (the “Parent Borrower”), certain Subsidiaries of the Parent Borrower that become parties hereto pursuant to Section 2.17 (each a “Designated Borrower” and, together with the Parent Borrower, the “Borrowers” and, each a “Borrower”), KENNEDY-WILSON HOLDINGS, INC., a Delaware corporation (the “Parent”), and certain subsidiaries of the Parent from time to time party hereto as guarantors, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, and BANK OF AMERICA, N.A., and JPMORGAN CHASE BANK, N.A., as L/C Issuers.
WHEREAS, the Parent Borrower, Parent, Bank of America, as administrative agent, and certain other parties are party to that certain Amended and Restated Credit Agreement, dated as of October 20, 2017 (as amended, supplemented or otherwise modified prior to the Closing Date, the “Existing KWI Credit Agreement”); and
WHEREAS, the Parent Borrower has requested that the Lenders provide a revolving credit facility pursuant to the terms of this Agreement, which amends and restates the Existing KWI Credit Agreement in its entirety, but not as a novation, and the Lenders are willing to do so on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.DEFINITIONS AND ACCOUNTING TERMS
1.01Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“AC Fronting Lender” has the meaning specified in Section 1.08(c).
“AC Declining Lender” has the meaning specified in Section 1.08(b).
“Adjusted Secured Leverage Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (a) (i) the Parent’s Ownership Share of the aggregate amount of Indebtedness of the Consolidated Parties that is Group Secured Indebtedness plus (ii) the Parent’s Ownership Share of the aggregate amount of Indebtedness of Unconsolidated Affiliates that is Non-Group Secured Indebtedness minus (iii) the Adjusted Unrestricted Cash Amount, divided by (b) (i) Adjusted Total Asset Value minus (ii) the Adjusted Unrestricted Cash Amount.
“Adjusted Total Asset Value” means as of any date of determination, an amount equal to (a) the Parent’s Ownership Share of (i) the aggregate undepreciated GAAP book value of all assets owned or ground leased by the Consolidated Parties on such date plus (ii) the aggregate undepreciated GAAP book value of all assets owned or ground leased by Unconsolidated Affiliates on such date plus (b) the KWE Acquisition Adjustment.
Notwithstanding the foregoing,
(i)the Parent Borrower shall select Investments to be excluded from the calculation of Adjusted Total Asset Value so that after giving effect to such exclusions,

Investments of the types described below that are included in the calculation of Adjusted Total Asset Value shall not have an aggregate undepreciated GAAP book value in excess of the limitations set forth below:
(A)Investments consisting of mortgage loans, mezzanine loans and notes receivable (other than intercompany loans and advances among Consolidated Parties) (x) shall not exceed 7.5% of Adjusted Total Asset Value and (y) taken together with Investments of the types described in clauses (B) and (D), shall not exceed 35% of Adjusted Total Asset Value;
(B)Investments in Unconsolidated Affiliates (including through the purchase or other acquisition of Equity Interests of any Unconsolidated Affiliate) (x) shall not exceed 20% of Adjusted Total Asset Value and (y) taken together with Investments of the types described in clauses (A) and (D), shall not exceed 35% of Adjusted Total Asset Value;
(C)Investments in properties (either through the purchase of such properties or the acquisition of Equity Interests in Persons owning such properties) located in the Specified Jurisdictions shall not exceed 20% of Adjusted Total Asset Value; and
(D)Investments in real property under construction or development (including land acquisition), but not yet substantially complete, (x) shall not exceed 15% of Adjusted Total Asset Value and (y) taken together with Investments of the types described in clauses (A) and (B), shall not exceed 35% of Adjusted Total Asset Value.
(ii)Investments in (A) properties (either through the purchase of such properties or the other acquisition of Equity Interests in Persons owning such properties) that are not located in a state within the United States, the District of Columbia, Canada, Japan, Scotland, England, Republic of Ireland or a Specified Jurisdiction and (B) Persons that are not organized in a state within the United States, the District of Columbia, Canada, Japan, Scotland, England, Republic of Ireland, Luxembourg, Singapore, a Specified Jurisdiction or any other jurisdiction approved by Agent (such approval not to be unreasonably withheld, delayed or conditioned), including all property owned by such Persons, shall be excluded from calculations of Adjusted Total Asset Value.
For the avoidance of doubt, the limitations in clauses (i)(A), (i)(C) and (i)(D) above shall not apply to investments in Unconsolidated Affiliates, which shall be limited solely by clause (i)(B) and clause (ii) above.
“Adjusted Unrestricted Cash Amount” means, as of any date of determination, an amount equal to the greater of (a)(i) the sum of (A) the Parent’s Ownership Share of the aggregate amount of Cash and Cash Equivalents of the Consolidated Parties and (B) the Parent’s Ownership Share of Cash and Cash Equivalents of Unconsolidated Affiliates, in each case on such date that are not subject to any negative pledge, Lien or control agreement (excluding statutory Liens in favor of any depositary bank where any such cash is maintained) minus (ii) $40,000,000 and (b) $0.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.06.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Parent Borrower and the Lenders in accordance with Section 10.02(d).
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-2 or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Deficit Amount” has the meaning specified in Section 11.10.
“Aggregate Excess Amount” has the meaning specified in Section 11.10.
“Aggregate Revolving Commitments” means the Revolving Credit Commitments of all the Revolving Lenders.
“Agreed Currency” means Dollars or any Alternative Currency, as applicable.
“Agreement” has the meaning specified in the introductory paragraph hereto.
“Agreement Currency” has the meaning specified in Section 10.22.
“Alternative Currency” means each of the following currencies: Euro and Sterling, together with each other currency (other than Dollars) that is approved in accordance with Section 1.08; provided that for each Alternative Currency, such requested currency is an Eligible Currency.
“Alternative Currency Daily Rate” means, for any day, with respect to any Credit Extension:
(a)denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; and
(b)denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.08(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.08(a)
provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer(s), as the case may be, ~~at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date)~~by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent or the applicable L/C Issuer(s), as the case may be, using any reasonable method of determination its deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).
“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.
“Alternative Currency Sublimit” means an amount equal to the lesser of (a) the Aggregate Revolving Commitments and (b) $300,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Credit Extension:
(a)denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; and
(b)denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.08(a) plus the adjustment (if any) determined by the Administrative Agent and the Lenders pursuant to Section 1.08(a);
provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.
“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity, (b) with respect to Term SOFR, CME or any successor administrator of the Term SOFR Screen Rate or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR and/or the Term SOFR Screen Rate, in each case acting in such capacity and (c) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such

Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.
“Applicable Fee Rate” means, with respect to any day, the per annum fee rate set forth opposite the Revolver Usage for such day in the following pricing grid:

Revolver Usage	Applicable Fee Rate
< 50%	0.275%
≥ 50%	0.20%
For purposes hereof, “Revolver Usage” means, with respect to any day, the ratio (expressed as a percentage) of (a) the sum of (i) the Outstanding Amount of Revolving Loans on such day and (ii) the Outstanding Amount of L/C Obligations on such day to (b) the Aggregate Revolving Commitments in effect on such day.
“Applicable Foreign Obligor Documents” has the meaning specified in Section 5.24(a).
“Applicable Percentage” means (a) in respect of the Revolving Credit Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Revolving Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.16; provided that if the commitment of each Revolving Lender to make Revolving Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender shall be determined based on the Applicable Percentage of such Revolving Lender most recently in effect, giving effect to any subsequent assignments; and (b) in respect of each Incremental Term Loan Facility, with respect to any Lender participating in such Incremental Term Loan Facility, at any time, the percentage (carried out to the ninth decimal place) of such Incremental Term Loan Facility represented by (i) on the applicable Increase Effective Date, such Lender’s allocated portion of such Incremental Term Loan Facility and (ii) thereafter, the principal amount of the term loans made under such Incremental Term Loan Facility and held by such Term Lender at such time. The initial Applicable Percentage of each Lender with respect to each applicable Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means,
(a)for any day, with respect to any ~~Eurocurrency Rate~~ Revolving Loan~~, Base Rate Revolving Loan and~~ or the Letter of Credit Fee, as the case may be, the applicable rate per annum set forth below, based upon the range into which the Consolidated Leverage Ratio then falls in accordance with the following table:

Level	Consolidated Leverage Ratio	~~Eurocurrency Rate (and LettersAlternative Currency Daily Rate Loans, Alternative Currency Term Rate Loans, Daily SOFR Loans, Term SOFR Loans and  Letter of Credit) Fee~~	Base Rate Loans
I	≤ 50%	1.75%	0.75%
II	> 50% and ≤ 60%	2.10%	1.10%
III	> 60%	2.50%	1.50%
The Consolidated Leverage Ratio shall be determined as of the end of each fiscal quarter based on the Compliance Certificate delivered pursuant to Section 6.02(a) in respect of such fiscal quarter, and each change in rates resulting from a change in the Consolidated Leverage Ratio shall be effective as of the first Business Day immediately following the date on which the Administrative Agent receives a Compliance Certificate indicating such change. Notwithstanding the foregoing, if the Compliance Certificate is not delivered when due in accordance with Section 6.02(a), then the highest pricing shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date such Compliance Certificate is delivered whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 6.02(a) for the first full fiscal quarter ending after the Closing Date shall be set at Level II of the table above. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.09(b).
(b)for any day, with respect to any loans under an Incremental Term Loan Facility, the applicable rate per annum in effect at such time with respect to such loans as agreed by the Parent Borrower and the Appropriate Lenders in the Incremental Term Loan Facility Documents with respect to the applicable Incremental Term Loan Facility.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer(s), as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicant Borrower” has the meaning specified in Section 2.17.
“Appropriate Lender” means, at any time, (a) with respect to the Revolving Credit Facility, a Revolving Lender, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Lenders and (c) with respect to any Incremental Term Loan Facility, a Lender holding Loans of such Incremental Term Loan Facility.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means BofA Securities, Inc., JPMorgan Chase and U.S. Bank National Association, each in its capacity as a joint lead arranger.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended December 31, 2019, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Parent and its Subsidiaries, including the notes thereto.
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Revolver Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Revolving Lender to make Revolving Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” ~~and~~ (c) ~~the Eurocurrency Rate,~~Term SOFR plus 1.00% and (d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the

~~greater~~greatest of clauses (a), (b) and (~~b~~d) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Base Rate Revolving Loan” means a Revolving Loan that is a Base Rate Loan.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means (a) a Revolving Borrowing or (b) with respect to any Incremental Term Loan Facility, a borrowing consisting of simultaneous term loans of the same Type and, in the case of ~~Eurocurrency~~Term SOFR Loans and Alternative Currency Term Rate Loans, having the same Interest Period, made by each of the Lenders participating in such Incremental Term Loan Facility, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office ~~with respect to Obligations denominated in Dollars~~ is located ~~and~~; provided that:
(a) if such day relates to any interest rate settings as to ~~a Eurocurrency Rate~~an Alternative Currency Loan denominated in ~~Dollars~~Euro, any fundings, disbursements, settlements and payments in ~~Dollars~~Euro in respect of any such ~~Eurocurrency Rate~~Alternative Currency Loan, or any other dealings in ~~Dollars~~Euro to be carried out pursuant to this Agreement in respect of any such ~~Eurocurrency Rate~~Alternative Currency Loan, means ~~any such day~~a Business Day that is also a ~~London Banking~~TARGET Day;
(b) if such day relates to any interest rate settings as to ~~a Eurocurrency Rate~~an Alternative Currency Loan denominated in ~~Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day~~Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom;
(c) if such day relates to any interest rate settings as to ~~a Eurocurrency Rate~~an Alternative Currency Loan denominated in a currency other than ~~Dollars or~~ Euro or Sterling, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the ~~London or other~~ applicable ~~offshore~~ interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than ~~Dollars or~~ Euro in respect of ~~a Eurocurrency Rate~~an Alternative Currency Loan denominated in a currency other than ~~Dollars or~~ Euro, or any other dealings in any currency other than ~~Dollars or~~ Euro to be carried out pursuant to this Agreement in respect of any such ~~Eurocurrency Rate~~Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Cash and Cash Equivalents” means, “cash and cash equivalents” as defined in accordance with GAAP.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Revolving Lenders, as collateral for L/C Obligations or obligations of the Revolving Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuers shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuers. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 35% (or, in the case of any Permitted Holder, fifty percent (50%)) of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent;
(b)    individuals who on the Closing Date constituted the board of directors (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors of the Parent then still in office who were either directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Parent then in office;
(c)    the Parent shall cease to own, directly, 100% of the Equity Interests of the Parent Borrower;
(d)    the Parent Borrower shall cease to own, directly or indirectly, 100% of the Equity Interests (except directors’ qualifying shares) of any Designated Borrower; or

(e)    there occurs a “Change of Control” as defined in any KWI Note Indenture.
“Class” when used with respect to a Loan or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Loans or Loans under an Incremental Term Loan Facility.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Code” means the Internal Revenue Code of 1986.
“Commitment” means a Revolving Credit Commitment or an Incremental Term Loan Facility Commitment, as applicable.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with any of SOFR, Daily Simple SOFR, Term SOFR, any Alternative Currency Daily Rate, including SONIA, any Alternative Currency Term Rate or any proposed Successor Rate for an Agreed Currency, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Daily Simple SOFR”, “Term SOFR”, “Term SOFR Screen Rate”, “SONIA”, and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) depreciation and amortization expense, (ii) Consolidated Interest Expense, (iii) federal, state, local and foreign income taxes of the Consolidated Group, (iv) non-cash losses and expenses related to restricted stock grants and (v) other non-recurring losses and expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, and minus (b) to the extent included in calculating such Consolidated Net Income, all non-cash items increasing such Consolidated Net Income.

“Consolidated Fixed Charges” means, for any period, the sum of (a) Consolidated Interest Expense for such period, (b) all regularly scheduled principal payments made or required to be made with respect to the aggregate Indebtedness of the Parent, the Borrowers and the other Consolidated Parties during such period, other than any balloon payments or final payments at maturity necessary to repay maturing Indebtedness in full, and (c) the aggregate amount of dividends and distributions on preferred stock, if any, paid or required to be paid during such period by the Parent, the Borrowers and the other Consolidated Parties to Persons that are not Consolidated Parties, excluding balloon payments upon final redemption.
“Consolidated Group” means the Loan Parties and their consolidated Subsidiaries as determined in accordance with GAAP.
“Consolidated Interest Expense” means, for any period, total interest expense of the Consolidated Parties for such period determined in accordance with GAAP.
“Consolidated KWH Recourse Indebtedness” means, at any time, Consolidated Recourse Indebtedness excluding Indebtedness of any member of the KWE Group with respect to which neither any Loan Party nor any Domestic Subsidiary thereof is a borrower, a guarantor or otherwise has any payment obligation.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) Consolidated Total Net Indebtedness as of such date to (b) Consolidated Total Adjusted Asset Value.
“Consolidated Net Income” means, at any date of determination for a specified period, the net income (or loss) of the Parent and its Subsidiaries on a consolidated basis for such period determined in accordance with GAAP; provided that Consolidated Net Income shall (a) exclude (i) extraordinary or nonrecurring gains, and extraordinary or nonrecurring losses and expenses, for such period and (ii) the net income (or loss) of Unconsolidated Affiliates for such period, and (b) include (i) the aggregate amount of cash and marketable securities actually paid by Unconsolidated Affiliates during such period to any Consolidated Party as a dividend, management fee, preferred return or other distribution and (ii) acquisition related gains or losses or gains or losses on sales of real estate, in each case to the extent realized in cash.
“Consolidated Party” means a member of the Consolidated Group.
“Consolidated Recourse Indebtedness” means, at any time, Consolidated Total Indebtedness that is Recourse Indebtedness.
“Consolidated Secured Indebtedness” means, at any time, Consolidated Total Indebtedness that is Group Secured Indebtedness.
“Consolidated Secured Recourse Indebtedness” means, at any time, Consolidated Secured Indebtedness that is Recourse Indebtedness.
“Consolidated Tangible Net Worth” means, as of any date of determination, the following determined in accordance with GAAP: (a) Shareholders’ Equity of the Parent on such date determined on a consolidated basis, less (b) the Intangible Assets of the Parent and its Subsidiaries on such date determined on a consolidated basis, plus (c) all accumulated depreciation and amortization of the Parent and its Subsidiaries on such date determined on a consolidated basis.
“Consolidated Total Adjusted Asset Value” means, as of any date of determination, an amount equal to (a) Consolidated Total Asset Value minus (b) the Unrestricted Cash Amount.

“Consolidated Total Asset Value” means, as of any date of determination, an amount equal to (a) the aggregate undepreciated GAAP book value of all assets owned or ground leased by Consolidated Parties on such date plus (b) the KWE Acquisition Adjustment.
Notwithstanding the foregoing,
(i)the Parent Borrower shall select Investments to be excluded from the calculation of Consolidated Total Asset Value so that after giving effect to such exclusions, Investments of the types described below that are included in the calculation of Consolidated Total Asset Value shall not have an aggregate undepreciated GAAP book value in excess of the limitations set forth below:
(A)Investments consisting of mortgage loans, mezzanine loans and notes receivable (other than intercompany loans and advances among Consolidated Parties) (x) shall not exceed 7.5% of Consolidated Total Asset Value and (y) taken together with Investments of the types described in clauses (B) and (D), shall not exceed 35% of Consolidated Total Asset Value;
(B)Investments in Unconsolidated Affiliates (including through the purchase or other acquisition of Equity Interests of any Unconsolidated Affiliate) (x) shall not exceed 20% of Consolidated Total Asset Value and (y) taken together with Investments of the types described in clauses (A) and (D), shall not exceed 35% of Consolidated Total Asset Value;
(C)Investments in properties (either through the purchase of such properties or the acquisition of Equity Interests in Persons owning such properties) located in the Specified Jurisdictions shall not exceed 20% of Consolidated Total Asset Value; and
(D)Investments in real property under construction or development (including land acquisition), but not yet substantially complete, (x) shall not exceed 15% of Consolidated Total Asset Value and (y) taken together with Investments of the types described in clauses (A) and (B), shall not exceed 35% of Consolidated Total Asset Value.
(ii)Investments in (A) properties (either through the purchase of such properties or the other acquisition of Equity Interests in Persons owning such properties) that are not located in a state within the United States, the District of Columbia, Canada, Japan, Scotland, England, Republic of Ireland or a Specified Jurisdiction and (B) Persons that are not organized in a state within the United States, the District of Columbia, Canada, Japan, Scotland, England, Republic of Ireland, Luxembourg, Singapore, a Specified Jurisdiction or any other jurisdiction approved by Agent (such approval not to be unreasonably withheld, delayed or conditioned), including all property owned by such Persons, shall be excluded from calculations of Consolidated Total Asset Value.
For the avoidance of doubt, the limitations in clauses (i)(A), (i)(C) and (i)(D) above shall not apply to investments in Unconsolidated Affiliates, which shall be limited solely by clause (i)(B) and clause (ii) above.
“Consolidated Total Indebtedness” means, as of any date of determination, the then aggregate outstanding amount of all Indebtedness of the Parent and its Subsidiaries on a consolidated basis.

“Consolidated Total Net Indebtedness” means, as of any date of determination, (a) Consolidated Total Indebtedness minus (b) the Unrestricted Cash Amount.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Creditor Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons to whom the Obligations are owing.
“Customary Non-Recourse Carve-Outs” means, with respect to any Non-Recourse Indebtedness, exclusions from the exculpation provisions with respect to such Non-Recourse Indebtedness for fraud, misrepresentation, misapplication of funds, waste, environmental claims, voluntary bankruptcy, collusive involuntary bankruptcy, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements or guaranties in non-recourse financings of commercial real estate.
“Daily Simple SOFR” means the rate per annum equal to SOFR determined for any day pursuant to the definition thereof plus the SOFR Adjustment. Any change in Daily SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Daily SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means ~~(a)~~, at any time, when used with respect to (a) Obligations other than Loans and Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate~~, if any,~~ then applicable to Base Rate Loans plus (iii) 2% per annum; ~~provided, however, that with respect to a Eurocurrency~~(b) a Base Rate Loan, ~~the Default Rate shall be~~ an interest rate equal to (i) the Base Rate, plus (ii) the ~~interest rate (including any~~ Applicable Rate~~) otherwise applicable to~~ at such ~~Loan~~time for Base Rate Loans, plus (iii) 2% per annum~~,~~; (c) a Term SOFR Loan, a Daily SOFR Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, an interest rate equal to (i) Term SOFR, Daily Simple SOFR, the Alternative Currency Daily Rate or the Alternative Currency Term

Rate, as applicable, plus (ii) the Applicable Rate then applicable to Term SOFR Loans, Daily SOFR Loans, Alternative Currency Daily Rate Loans or an Alternative Currency Term Rate Loans, as applicable, plus (iii) 2% per annum; and (~~b~~d) ~~when used with respect to~~ Letter of Credit Fees, a rate equal to the Applicable Rate then applicable to Letter of Credit Fees plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Parent Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Parent Borrower, the Administrative Agent or any L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Parent Borrower, to confirm in writing to the Administrative Agent and the Parent Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Parent Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Parent Borrower, the L/C Issuers, and each other Lender promptly following such determination.
“Designated Borrower” has the meaning specified in the introductory paragraph hereto.
“Designated Borrower Notice” has the meaning specified in Section 2.17(c).
“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.17(a).
“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction.

“Designation Notice” means a notice substantially in the form of Exhibit L from a Lender or an Affiliate of a Lender to the Administrative Agent asserting that such Lender or Affiliate is a Hedge Bank.
“Disposition” or “Dispose” means the sale, sale and leaseback, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dividing Person” has the meaning assigned to it in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, for any amount, at ~~any~~the time of determination thereof, (a) ~~with respect to any~~if such amount ~~denominated~~is expressed in Dollars, such amount, ~~and (b) with respect to any~~(b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the applicable L/C Issuer(s), as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable L/C Issuer(s), as applicable using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any ~~Alternative Currency~~other currency, the equivalent of such amount ~~thereof~~ in Dollars as determined by the Administrative Agent or the applicable L/C Issuer(s), as ~~the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency~~applicable, using any method of determination it deems appropriate in its sole discretion. Any determination by the Administrative Agent or the applicable L/C Issuer(s) pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders or the applicable L/C Issuer(s), as the case may be, in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders or the applicable L/C Issuer(s), as the case may be, of any currency as an Alternative Currency (or if, with respect to any currency that constitutes an Alternative Currency on the Closing Date, after the Closing Date), any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent (in the case of any Loans to be denominated in an Alternative Currency) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Lenders or the applicable L/C Issuer, as applicable, or (d) no longer a currency in which the Required Lenders are willing to make such Credit Extensions (each of clauses (a), (b), (c), and (d) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Parent Borrower, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist(s). Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the Environment or the Release of any materials into the Environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Parent Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code solely for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Parent Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA) by the Parent Borrower or any ERISA Affiliate from a Multiemployer Plan or receipt by the Parent Borrower or an ERISA Affiliate of notice that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Multiemployer Plan or a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, respectively; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or that any Multiemployer Plan is in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent Borrower or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” and “€” mean the single currency of the Participating Member States.
~~“Eurocurrency Rate” means:~~
~~(a)    With respect to any Credit Extension:~~
~~(i) denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;~~

~~(ii) denominated in any Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Revolving Lenders pursuant to Section 1.08(a); and~~
~~(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;~~
~~provided that (x) to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; (y) to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and (z) if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.~~
~~“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate”. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.~~
~~“Eurocurrency Rate Revolving Loan” means a Revolving Loan is a Eurocurrency Rate Loan. All Revolving Loans denominated in an Alternative Currency must be Eurocurrency Rate Revolving Loans.~~
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Subsidiary” means (a) any Wholly-Owned Domestic Subsidiary (other than the Parent Borrower or a Foreign Subsidiary Holding Company), that (i) is an Immaterial Subsidiary or (ii) is prohibited from providing a guarantee of the Facilities by any agreement governing Non-Recourse Indebtedness (or the terms of the relevant partnership agreement, limited liability company operating agreement or other governing document of the entity that is the borrower (or the direct parent of the borrower) under any Non-Recourse Indebtedness), any joint venture agreement or the terms of any co-investment vehicle or any separate account or investment program managed, operated or sponsored by an investment subsidiary to execute and deliver a guarantee, (b) any Foreign Subsidiary, in each case to the extent that (i) it is an Immaterial Subsidiary, (ii) such Foreign Subsidiary is prohibited from providing a guarantee of the Facilities by any agreement governing Non-Recourse Indebtedness (or the terms of the relevant partnership agreement, limited liability company operating agreement or other governing document of the entity that is the borrower (or the direct parent of the borrower) under any Non-Recourse Indebtedness), any joint venture agreement or the terms of any co-investment vehicle or any separate account or investment program managed, operated or sponsored by an investment subsidiary to execute and deliver a guarantee, (iii) material adverse tax consequences to the Parent and its Subsidiaries could reasonably be expected to result from such Subsidiary being a Guarantor (as reasonably determined by the Parent Borrower), or (iv) local law applicable to such Foreign Subsidiary would prohibit it from becoming a Guarantor and (c) each member of the KWE Group (i) that is an Immaterial Subsidiary, (ii) that is prohibited from providing a guarantee of the Facilities by (x) any agreement governing Non-Recourse Indebtedness (or the terms of the relevant partnership agreement, limited liability company operating agreement or other governing document of the entity that is the borrower (or the direct parent of the borrower) under any Non-Recourse Indebtedness), (y) any joint venture agreement or the terms of any co-investment vehicle or any separate account or investment program managed, operated or sponsored by an investment subsidiary or (z) the Existing KWE Notes or the Existing KWE Bonds (or, in each case, any refinancing or replacement thereof, subject to the conditions in clause (b) of the definition of “KWE Permitted Indebtedness”) or (iii) to the extent that (x) material adverse tax consequences to the Parent and its Subsidiaries could reasonably be expected to result from such member of the KWE Group being a Guarantor (as reasonably determined by the Parent Borrower) or (y) local law applicable to such member of the KWE Group would prohibit it from becoming a Guarantor. For the avoidance of doubt and notwithstanding anything to the contrary contained herein, any Wholly-Owned Domestic Subsidiary (other than the Borrowers) that is a borrower, guarantor or otherwise has a payment obligation under Unsecured Indebtedness other than under the Facilities (including all Indebtedness incurred under notes issued pursuant to any KWI Note Indenture) shall not be an Excluded Subsidiary.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 11.12 and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Parent Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” means this Agreement as in effect immediately prior to when the Second Amendment becomes effective on the Second Amendment Effective Date.
“Existing KWE Bonds” means Kennedy Wilson Europe Real Estate Limited’s £500 million 3.95% senior unsecured bonds due June 2022.
“Existing KWE Notes” means Kennedy Wilson Europe Real Estate Limited’s €550 million 3.25% senior unsecured notes due November 2025 issued pursuant to a £2 billion Euro medium term note programme (EMTN) established by Kennedy Wilson Europe Real Estate Limited in November 2015.

“Existing KWI Credit Agreement” has the meaning specified in the first Whereas clause.
“Existing Letters of Credit” means the letters of credit, if any, issued under the Existing KWI Credit Agreement and outstanding on the Closing Date and set forth on Schedule 2.03 and “Existing Letter of Credit” means any of them individually.
“Extended Revolver Maturity Date” means September 25, 2024.
“Extension Effective Date” has the meaning specified in Section 2.13(b)(iii).
“Extension Notice” has the meaning specified in Section 2.13(a).
“Facilities” means, collectively, the Revolving Credit Facility and each Incremental Term Loan Facility and “Facility” means any of them individually, as the context may require.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code (or any amended or successor version described above) and any fiscal or regulatory legislation, rules or practices adopted pursuant to an intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means, collectively, the letter agreement, dated February 21, 2020, among the Parent Borrower, BofA Securities, Inc., and Bank of America, and the letter agreement, dated March 12, 2020, between the Parent Borrower and JPMorgan Chase.
“Final Revolver Maturity Date” means March 25, 2025.
“Foreign Lender” means, with respect to any Borrower, (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.
“Foreign Subsidiary” means (a) any Subsidiary that is not a Domestic Subsidiary, (b) any Foreign Subsidiary Holding Company and (c) any Subsidiary of a Person described in either clause (a) or (b) of this definition.
“Foreign Subsidiary Holding Company” means any Domestic Subsidiary, that owns no material assets other than Equity Interests (or Equity Interests and debt interests) of one or more Foreign Subsidiaries.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“GBSA” means the German Act on the Ring-fencing of Risks and for the Recovery and Resolution Planning for Credit Institutions and Financial Groups (Gesetz zur Abschirmung von Risiken und zur Planung der Sanierung und Abwicklung von Kreditinstituten und Finanzgruppen) of 7 August 2013 (commonly referred to as the German Bank Separation Act (Trennbankengesetz) and any corresponding European legislation (such as the proposed regulation on structural measures improving the resilience of European Union credit institutions) that may amend or replace the GBSA in the future or any regulation thereunder.
“GBSA Illegality Event” has the meaning specified in Section 3.02.
“GBSA Notice” has the meaning specified in Section 3.02.
“GBSA Repayment and Commitment Termination Date” has the meaning specified in Section 3.02.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).
“Group Secured Indebtedness” means Indebtedness of any Person that is secured by a Lien on any asset (including without limitation any Equity Interest) owned or ground leased by any Consolidated Party.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, the Parent and each Subsidiary Guarantor, and, with respect to Obligations owing by any Designated Borrower, shall also include the Parent Borrower.
“Guaranty” means the guaranty of the Obligations by the Loan Parties pursuant to Article XI.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person that (a) at the time it enters into a Swap Contract with a Loan Party not prohibited under Article VI or VII, is a Lender or an Affiliate of a Lender or (b) is a Lender or an Affiliate of a Lender and on the Closing Date is party to a Swap Contract with a Loan Party not prohibited under Article VI or VII, in each case, in its capacity as a party to such Swap Contract; provided that for any such Person to be included as a “Hedge Bank” on any date of determination by the Administrative Agent, such Person must have delivered to the Administrative Agent prior to such date of determination a Designation Notice that has been acknowledged in writing by the Parent Borrower; provided, further, that in the case of a Lender Hedge Agreement with a Person that is no longer a Lender (or an Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Lender Hedge Agreement.
“Honor Date” has the meaning specified in Section 2.13(c).
“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.
“Immaterial Subsidiary” means, on any date of determination, a Subsidiary whose total assets as of the last day of the then most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b) were less than 2.0% of Consolidated Total Asset Value.
“Increase Effective Date” has the meaning specified in Section 2.14(b).
“Incremental Facilities” has the meaning specified in Section 2.14(a).

“Incremental Revolving Increase” has the meaning specified in Section 2.14(a).
“Incremental Term Loan Facility” has the meaning specified in Section 2.14(a).
“Incremental Term Loan Facility Commitment” means, with respect to any Incremental Term Loan Facility, as to each Lender, its obligation, if any, to make Loans to the Borrowers under such Incremental Term Loan Facility in an aggregate principal amount at any one time outstanding not to exceed the amount set forth for such Lender in the Incremental Term Loan Facility Documents with respect to such Incremental Term Loan Facility.
“Incremental Term Loan Facility Documents” means, with respect to any Incremental Term Loan Facility, each agreement, instrument and other document evidencing, securing, guaranteeing, or otherwise relating to such Incremental Term Loan Facility, including any applicable New Lender Joinder Agreement and any revised Schedule 2.01 distributed by the Administrative Agent in connection with the effectiveness of such Incremental Term Loan Facility.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable that are incurred and paid in the ordinary course of business or obligations the deferred purchase price of property or services that are being contested in good faith);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    capital leases and Synthetic Lease Obligations;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;
(h)    all Off-Balance Sheet Arrangements of such Person; and
(i)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such

Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Initial Revolver Maturity Date” means March 25, 2024.
“Intangible Assets” means assets that are considered to be intangible assets under GAAP, excluding lease intangibles but including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.
“Interest Payment Date” means, (a) as to any ~~Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and~~Daily SOFR Loan, the first Business Day of each January, April, July and October and the Maturity Date, (b) as to any Base Rate Loan, the first Business Day of each January, April, July and October and the Maturity Date ~~of the Facility under which such Loan was made~~, (c) as to any Alternative Currency Daily Rate Loan, the first Business Day of each January, April, July and October and the Maturity Date and (d) as to any Term SOFR Loan or Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date.
“Interest Period” means as to each ~~Eurocurrency~~Term SOFR Loan and each Alternative Currency Term Rate Loan, the period commencing on the date such ~~Eurocurrency Rate~~ Loan is disbursed or converted to or continued as a ~~Eurocurrency~~Term SOFR Loan or Alternative Currency Term Rate Loan, as applicable, and ending on the date one~~, two,~~ or three ~~or six~~ months thereafter (in each case, subject to availability), as selected by the Parent Borrower in its Loan Notice~~, or such other period that is twelve months or less requested by the Parent Borrower and consented to by all of the Lenders~~; provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless~~, in the case of a Eurocurrency Rate Loan,~~ such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period pertaining to a ~~Eurocurrency~~Term SOFR Loan or Alternative Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    no Interest Period with respect to any Loan under any Facility shall extend beyond the Maturity Date for such Facility.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance, other extension of credit or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person or (d) the purchase, acquisition or other investment in any real property or real property related assets (including, without limitation, mortgage loans and other real estate related debt investments, investments in land holdings, and costs to construct real property assets under development); provided, however, that Investments shall not include (i) accounts receivable or other indebtedness owed by customers and other Persons that make payments in respect of customers of such Person (other than any Loan Party) which arose in the ordinary course of such Person’s business or (ii) prepaid expenses of such Person incurred and prepaid in the ordinary course of business. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but determined net of all payments constituting returns of invested capital received in respect of such Investment and, in the case of a guaranty or similar obligation, such Investment will be reduced to the extent the exposure under such guaranty or similar obligation is reduced.
“IP Rights” has the meaning specified in Section 5.17.
“IRS” means the United States Internal Revenue Service.
“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Parent Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.
“JPMorgan Chase” means JPMorgan Chase Bank, N.A. and its successors.
“Judgment Currency” has the meaning specified in Section 10.22.
“KWE” means Kennedy Wilson Europe Real Estate Limited.
“KWE Acquisition Adjustment” means $460,000,000.
“KWE Group” means, at any time, collectively, KWE and all Subsidiaries of KWE.
“KWE Permitted Indebtedness” means, with respect to any member of the KWE Group, (a) Unsecured Indebtedness of a member of the KWE Group owed to a Loan Party and (b) Unsecured Indebtedness arising under or in connection with the Existing KWE Notes and Existing KWE Bonds and any refinancings or replacements thereof, provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing or replacement except by an amount equal to a reasonable prepayment premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing or replacement and by an amount equal to any existing commitments unutilized thereunder, (ii) the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing or replacement and (iii) such refinancing or replacement contains the same or substantially the same restrictions on the incurrence of Indebtedness as the agreement or instrument governing the Indebtedness being refinanced or replaced.
“KWI Note Indentures” means, collectively, (a) the indenture dated as of March 25, 2014 pursuant to which the Parent Borrower issued its 5.875% unsecured senior notes due 2024 and (b) any other indenture existing on or after the Closing Date pursuant to which the Parent Borrower issues (or has issued) unsecured senior notes or bonds, in each case as amended, supplemented or otherwise in effect from time to time.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing. All L/C Borrowings shall be denominated in Dollars.
“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The initial amount of each L/C Issuer’s Letter of Credit Commitment is set forth on Schedule 2.01.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Draw Notice” has the meaning specified in Section 2.03(c)(i).
“L/C Issuers” means, collectively, Bank of America and JPMorgan Chase, in each case, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder; provided that for so long as any Existing Letter of Credit remains outstanding hereunder, the issuer of such Existing Letter of Credit shall continue to be the L/C Issuer with respect to such Existing Letter of Credit.
“L/C Obligations” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, including any automatic or scheduled increases provided for by the terms of such Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all Unreimbursed Amounts, including all L/C Borrowings. The L/C Obligations of any Lender at any time shall be its Applicable Percentage of the total L/C Obligations at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the L/C Issuers and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“L/C Reimbursement Date” has the meaning specified in Section 2.03(c)(i).
“Lender” has the meaning specified in the introductory paragraph. The term “Lender” may also be used to refer to a Revolving Lender or a Lender under an Incremental Term Loan Facility, as the context requires.
“Lender Hedge Agreement” means any interest rate Swap Contract permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank; provided, that for any such Swap Contract to be included as a “Lender Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank must have delivered to the Administrative Agent prior to such date of determination a Designation Notice that has been acknowledged in writing by the Parent Borrower.
“Lender Recipient Parties” mean, collectively, the Lenders and the L/C Issuers.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Parent Borrower and the Administrative Agent in accordance with Section 10.02(d), which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Expiration Date” means the day that is ten Business Days prior to the Revolver Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Aggregate Revolving Commitments and (b) $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
~~“LIBOR” has the meaning specified in the definition of Eurocurrency Rate.~~
~~“LIBOR Successor Rate” has the meaning specified in Section 3.03(c).~~
~~“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).~~

~~“LIBOR Quoted Currency” means each of the following currencies: Dollars; Euro and Sterling, in each case as long as there is a published LIBOR rate with respect thereto.~~
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Liquidity” means, at any time, an amount equal to the then fair market value of (a) Cash and Cash Equivalents plus (b) readily marketable debt or equity securities at such time owned by Consolidated Parties, but excluding any of the foregoing that is (x) issued by any Consolidated Party, (y) subject to any pledge, negative pledge, Lien or control agreement (excluding statutory Liens in favor of any depositary bank or securities intermediary where same are maintained) or (z) held by a Person other than a Consolidated Party as a deposit or security for Contractual Obligations.
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Loan or a term loan under an Incremental Term Loan Facility.
“Loan Documents” means this Agreement, each Designated Borrower Request and Assumption Agreement, each joinder agreement delivered pursuant to Section 6.12, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement, each Fee Letter and the Guaranty.
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to ~~the other~~another, or (c) a continuation of ~~Eurocurrency~~Term SOFR Loans or Alternative Currency Term Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Parent Borrower.
“Loan Parties” means, collectively, each Borrower and each Guarantor.
~~“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.~~
“Material Acquisition” means any acquisition by a Consolidated Party in which the assets acquired exceed 10% of Consolidated Total Asset Value as of the last day of the then most recently ended fiscal quarter of the Parent for which financial statements are publicly available.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities or financial condition of the Parent and its Subsidiaries, taken as a whole; (b) a material adverse effect on the rights and remedies, taken as a whole, of the Administrative Agent or any Lender under the Loan Documents, or of the ability of the Loan Parties taken as a whole to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the validity or enforceability of any Loan Document.
“Material Contract” means, with respect to any Person, (i) the KWI Note Indentures and (ii) any other agreement (other than a Loan Document), contract or instrument to which any Person is a party or by which any Person or any of its properties is bound, the termination of which, or the failure of any party thereto to perform its obligations thereunder, could reasonably be expected to have a Material Adverse Effect.
“Maturity Date” means, as applicable, the Revolver Maturity Date then in effect and/or with respect to any Incremental Term Loan Facility, subject to Section 2.14(a), the date set forth in the applicable Incremental Term Loan Facility Documents as the “Maturity Date” for such Incremental Term Loan Facility or, if the applicable Incremental Term Loan Facility Documents fail to specify a “Maturity Date”, the latest Maturity Date (giving effect to any available extension options) of any then existing Facility; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 103% of the Fronting Exposure of the L/C Issuers with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.15(a)(i), (a)(ii) or (a)(iii), an amount equal to 103% of the Outstanding Amount of all L/C Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuers in their sole discretion (but in no event shall such amount be less than 100% of the Obligations for which such Cash Collateral is being provided without the consent of the Required Lenders).
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Consolidated Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Negative Pledge” means a provision of any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien on any assets of a Person as security for the Obligations; provided, however, that an agreement that establishes a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a “Negative Pledge” for purposes of this Agreement.
“New Lender Joinder Agreement” has the meaning specified in Section 2.14(c).
“New Subsidiary” has the meaning specified in Section 6.12(a)(i).
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders, all Lenders of a Facility or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders, the Required Incremental Term Loan Facility Lenders or the Required Revolving Lenders, as applicable.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Group Secured Indebtedness” means Indebtedness of any Person that is secured by a Lien on any asset (including without limitation any Equity Interest) owned or ground leased by an Unconsolidated Affiliate.
~~“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.~~

“Non-Recourse Indebtedness” means, with respect to a Person, (a) any Indebtedness of such Person in which the holder of such Indebtedness may not look to such Person personally for repayment, other than to the extent of any security therefor or pursuant to Customary Non-Recourse Carve-Outs, (b) if such Person is a Single Asset Entity, any Indebtedness of such Person, or (c) if such Person is a Single Asset Holding Company, any Indebtedness of such Single Asset Holding Company resulting from a Guarantee of, or lien securing, Indebtedness of a Single Asset Entity that is a subsidiary of such Single Asset Holding Company, so long as, in each case, either (i) the holder of such Indebtedness may not look to such Single Asset Holding Company personally for repayment, other than to the Equity Interests held by such Single Asset Holding Company in such Single Asset Entity or pursuant to Customary Non-Recourse Carve-Outs or (ii) such Single Asset Holding Company has no assets other than Equity Interests in such Single Asset Entity and Cash and Cash Equivalents and other assets of nominal value incidental to the ownership of such Single Asset Entity.
“Non-SOFR Successor Rate” has the meaning specified in Section 3.03(c).
“Note” means a Revolving Note or a promissory note made by a Borrower in favor of a Lender under an Incremental Term Loan Facility evidencing the Loans made by such Lender to such Borrower under such Incremental Term Loan Facility in a form agreed among the Parent Borrower and the Administrative Agent, as the context requires.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit H or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Parent Borrower.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit or Lender Hedge Agreement, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations shall exclude any Excluded Swap Obligations. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of the Loan Parties to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Loan Parties.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Off-Balance Sheet Arrangement” means, with respect to any Person as of any date of determination thereof, liabilities and obligations of such Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which such Person would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the report on Form 10 Q or Form 10 K (or their equivalents) to be filed with the SEC.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Original Notes” means the “Notes” as defined in the Existing KWI Credit Agreement.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (a) with respect to Revolving Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans occurring on such date; (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Parent Borrower of Unreimbursed Amounts; and (c) with respect to the Loans under any Incremental Term Loan Facility on any date, the aggregate outstanding principal amount thereof on such date after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent or the applicable L/C Issuer(s), as the case may be, in accordance with banking industry rules on interbank compensation~~,~~ and (b) with respect to any amount denominated in an Alternative Currency, ~~the rate of interest per annum at which~~an overnight ~~deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such~~ rate ~~is being~~ determined~~, would be offered for such day by a branch or Affiliate of Bank of America in~~ by the Administrative Agent or the applicable ~~offshore interbank market for such currency to major banks in such~~L/C Issuer(s), as the case may be, in accordance with banking industry rules on interbank ~~market~~compensation.
“Ownership Share” means, with respect to any Person, the ownership interest (calculated as a percentage) in such Person owned by another Person, either directly or through one or more Wholly-Owned Subsidiaries, determined in accordance with the applicable provisions of the Organization Documents of such Person (excluding any promote or similar interests).

“Parent” has the meaning specified in the introductory paragraph hereto.
“Parent Borrower” has the meaning specified in the introductory paragraph hereto.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PATRIOT Act” has the meaning specified in Section 10.18.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (excluding a Multiemployer Plan) that is maintained or is contributed to by a Consolidated Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Holders” means (a) William J. McMorrow, (b) any Person both the Equity Interests and the Equity Interests of such Person entitled to vote for members of the board of directors or equivalent governing body of which (or in the case of a trust, the beneficial interests of which) are majority owned by William J. McMorrow or a family member of William J. McMorrow, and (c) any family member of William J. McMorrow, or the estate or heirs of William J. McMorrow or any of his family members.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained by any Consolidated Party for the benefit of its employees or any such Plan to which any Consolidated Party is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Property” means, as to any Person, any parcel of real property (whether owned in fee or subject to a lease), together with any building, facility, structure, equipment or other improvement or asset located on such parcel of real property, in each case owned or leased by such Person. Unless otherwise specified, all references herein to a “Property” or to “Properties” shall refer to a Property or Properties owned or ground leased, as applicable, by a Consolidated Party.
~~“Proposed Currency” has the meaning specified in Section 1.08(a).~~

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Rate Determination Date” means, with respect to any Interest Period, two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).
“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Recourse Indebtedness” means Indebtedness that is not Non-Recourse Indebtedness; provided that personal recourse for Customary Non-Recourse Carve-Outs shall not, by itself, cause such Indebtedness to be characterized as Recourse Indebtedness.
“Register” has the meaning specified in Section 10.06(c).
“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

“Relevant ~~Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.~~Rate” means with respect to any Credit Extension denominated in (a) Dollars, Term SOFR and Daily Simple SOFR, as applicable, (b) Sterling, SONIA and (c) Euros, EURIBOR.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Consolidated Parties” means at any time the Consolidated Parties other than any member of the KWE Group that is not a Loan Party at such time.
“Required Incremental Term Loan Facility Lenders” means, at any time, with respect to any Incremental Term Loan Facility, Lenders holding more than 50% of the Outstanding Amount of Loans under such Incremental Term Loan Facility on such date; provided that the portion of such Incremental Term Loan Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Incremental Term Loan Facility Lenders.
“Required Lenders” means, at any time, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and each Lender’s risk participation in any Revolving Loans pursuant to clause (i) of Section 1.08(c) being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided further that the amount of any participation in any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Revolving Lender shall be deemed to be held by the Revolving Lender that is the L/C Issuer with respect to such Unreimbursed Amounts in making such determination; provided further that this definition is subject to Section 3.03.
“Required Revolving Lenders” means, at any time, Revolving Lenders having Total Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposures of all Revolving Lenders; provided that the Total Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided further that the amount of any participation in any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Revolving Lender shall be deemed to be held by the Revolving Lender that is the L/C Issuer with respect to such Unreimbursed Amounts in making such determination.
“Required Subsidiary Guarantor” means, at any time, (a) each Wholly-Owned Domestic Subsidiary (other than the Parent Borrower) that is not at such time an Excluded Subsidiary, (b) to the extent it is not an Excluded Subsidiary pursuant to clause (c) of such definition, KWE, (c) each Wholly-Owned Subsidiary of KWE that is a borrower or guarantor of, or otherwise has a payment obligation under, (i) Indebtedness evidenced by notes or bonds issued pursuant to any KWI Note Indenture and/or (ii) any Unsecured Indebtedness of the Parent or any Domestic Subsidiary (excluding Indebtedness evidenced by notes or bonds issued pursuant to any KWI Note Indenture and Indebtedness incurred under the Facilities), in the case of each of clause (i) and clause (ii), that is not at such time an Excluded Subsidiary.
“Rescindable Amount” has the meaning as specified in Section 2.12(b)(ii).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible

Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any subsidiary thereof, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof).
“Revaluation Date” means (a) with respect to any Alternative Currency Loan, each of the following: (i) each date of a Borrowing of ~~a Eurocurrency Rate Loan denominated in~~ an Alternative Currency Loan, (ii) with respect to an Alternative Currency Daily Rate Loan, each Interest Payment Date, (iii) each date of a continuation of ~~a Eurocurrency Rate Loan denominated in~~ an Alternative Currency Term Rate Loan pursuant to Section 2.02, and (~~iii~~iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance and/or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by ~~an~~the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or ~~an~~the applicable L/C Issuer shall determine or the Required Lenders shall require.
“Revolver Maturity Date” means (a) initially, the Initial Revolver Maturity Date, (b) if the Initial Revolver Maturity Date is extended pursuant to Section 2.13, the Extended Revolver Maturity Date and (c) if the Extended Revolver Maturity Date is extended pursuant to Section 2.13, the Final Revolver Maturity Date; provided, however, that, in each case, if such date is not a Business Day, the Revolver Maturity Date shall be the next preceding Business Day.
“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type, in the same currency, and, in the case of ~~Eurocurrency Rate~~a borrowing of Revolving Loans that are Term SOFR Loans or Alternative Currency Term Rate Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.01.
“Revolving Credit Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate Outstanding Amount at such time of its Revolving Loans (with the aggregate amount of each Revolving Lender’s risk participation in any Revolving Loans pursuant to clause (i) of Section 1.08(c) being deemed “held” by such Revolving Lender for purposes of this definition) and such Revolving Lender’s participation in L/C Obligations at such time.
“Revolving Credit Facility” means, at any time, the Aggregate Revolving Commitments at such time. On the Closing Date, the amount of the Revolving Credit Facility is $500,000,000.

“Revolving Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.
“Revolving Loan” has the meaning specified in Section 2.01.
“Revolving Note” means a promissory note made by a Borrower in favor of a Revolving Lender evidencing Revolving Loans made by such Revolving Lender to such Borrower, substantially in the form of Exhibit B.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, ~~Her~~His Majesty’s Treasury (“HMT”) or any other sanctions authority having jurisdiction over the Consolidated Parties.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” means that certain Second Amendment to Second Amended and Restated Credit Agreement, dated as of June 12, 2023, among the Borrowers, the Guarantors, the Lenders, the L/C Issuers and the Administrative Agent.
“Second Amendment Effective Date” means June 12, 2023.
“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Parent and its Subsidiaries as of that date determined in accordance with GAAP.
“Single Asset Entity” means a Person (other than an individual) that (a) only owns, or ground leases pursuant to a ground lease, a Property and/or Cash and Cash Equivalents and other assets of nominal value incidental to such Person’s ownership of such Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property. In addition, if the assets of a Person consist solely of (i) Equity Interests in one or more other Single Asset Entities and (ii) cash or cash equivalents and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entities, such Person shall also be deemed to be a Single Asset Entity for purposes hereof (such an entity, a “Single Asset Holding Company”).
“Single Asset Holding Company” has the meaning specified in the definition of Single Asset Entity.
“SOFR” means, with respect to any ~~day means the secured overnight financing rate published for~~applicable determination date, the Secured Overnight Financing Rate published on the fifth U.S. Government Securities Business Day preceding such ~~day~~date by the ~~Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator)~~SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source) ~~and, in each case, that has been selected or recommended by the Relevant~~

~~Governmental Body~~; provided however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

“SOFR Adjustment” means 0.10% (10 basis points) per annum.
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.
“SOFR~~-Based Rate~~ Loan” means ~~SOFR or~~a Term SOFR Loan or a Daily SOFR Loan, as applicable.
“SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).
“SOFR Successor Rate” has the meaning specified in Section 3.03(b).
“Solvency Certificate” means a solvency certificate substantially in the form of Exhibit G.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.
“SONIA Adjustment” means, with respect to SONIA, 0.0326% per annum.
“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Specified Jurisdictions” means Northern Ireland, Wales, Guernsey, Jersey, France, Germany, Portugal, Italy, Spain, or Netherlands (or any other nation that is a member state of the European Union in which the Consolidated Parties are permitted to invest based on the prior approval of the Administrative Agent and the Required Lenders).

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 11.12.
~~“Spot Rate” for a currency means the rate determined by the Administrative Agent or the applicable L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or such L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that such L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.~~
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.
“Subsidiary Guarantor” means, at any time, a Required Subsidiary Guarantor that at such time is a party to the Guaranty.
“Successor Rate” has the meaning specified in Section 3.03(c).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Syndication Agent” means JPMorgan Chase, in its capacity as syndication agent under any of the Loan Documents.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property, in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“~~TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007~~T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“TARGET Day” means any day on which ~~TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement)~~T2 is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR~~” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition~~” means:
(a)for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of ~~“~~such Interest Period~~” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected~~ with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; and
(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that if Term SOFR determined in accordance with either of the foregoing clause (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time ~~in its reasonable discretion~~).
“Termination Letter” has the meaning specified in Section 2.17(f).
“Total Revolving Credit Exposure” means, as to any Revolving Lender at any time, the unused Revolving Credit Commitments and Revolving Credit Exposure of such Revolving Lender at such time.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and all L/C Obligations.
“Type” means, with respect to a Loan, its character as a Base Rate Loan ~~or a Eurocurrency~~, a Daily SOFR Loan, a Term SOFR Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan.
“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unconsolidated Affiliates” means at any date, any Person (a) in which a Consolidated Party, directly or indirectly, holds an Equity Interest, which investment is accounted for in the consolidated financial statements of the Consolidated Group on an equity basis of accounting and (b) whose financial results are not consolidated with the financial results of the Consolidated Group under GAAP.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Cash Amount” means, as of any date of determination, an amount equal to the greater of (a) (i) the aggregate amount of Cash and Cash Equivalents of the Consolidated Group on such date that are not subject to any negative pledge, Lien or control agreement (excluding statutory Liens in favor of any depositary bank where any such cash is maintained), minus (ii) $40,000,000 and (b) $0.
“Unsecured Indebtedness” means, at any time, for any Person, Indebtedness of such Person that is not Consolidated Secured Indebtedness or Non-Recourse Indebtedness.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Wholly-Owned Domestic Subsidiary” means a Wholly-Owned Subsidiary of the Parent organized under the laws of the United States or any state thereof.
“Wholly-Owned Subsidiary” means, with respect to any Person on any date, any corporation, partnership, limited liability company or other entity of which one hundred percent (100%) of the Equity Interests and one hundred percent (100%) of the ordinary voting power are, as of such date, owned and Controlled, directly or indirectly, by such Person.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, amendment and restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division as if it were a merger, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division Successor shall constitute a separate Person hereunder (and each Division of any Person that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.03Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial calculations (including financial ratios and financial covenant calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Parent Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Parent Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Parent Borrower and the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Parent Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Parent and its Subsidiaries or to the determination of any amount for the Parent and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Parent is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
1.04Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.07Exchange Rates; Currency Equivalents. (a)     The Administrative Agent or the applicable L/C Issuer, as ~~applicable~~the case may be, shall determine the ~~Spot Rates as of each Revaluation Date to be used for calculating~~ Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies as of each Revaluation Date. Such ~~Spot Rates~~Dollar Equivalent shall become effective as of ~~such~~the applicable Revaluation Date and shall be the ~~Spot Rates employed in converting any~~Dollar Equivalent of such amounts ~~between the applicable currencies~~ until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as ~~applicable~~the case may be.
(d)Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of ~~a Eurocurrency~~an Alternative Currency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, ~~Eurocurrency Rate~~ Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.
~~(c)    The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.~~
1.08Additional Alternative Currencies. (a) The Parent Borrower may from time to time request that ~~Eurocurrency Rate Revolving~~Alternative Currency Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency~~;~~”; provided that such requested currency is ~~a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars (each a “Proposed~~an Eligible Currency~~”)~~. In the case of any such request with respect to the making of ~~Eurocurrency Rate~~Alternative Currency Loans, such request shall be subject to the approval of the Administrative Agent and ~~the Revolving Lenders~~each Lender; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer(s).

(e)Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent ~~in its sole discretion~~ and, in the case of any such request pertaining to Letters of Credit, the L/C ~~Issuers~~Issuer(s), in its or their sole discretion). In the case of any such request pertaining to ~~Eurocurrency Rate~~Alternative Currency Loans, the Administrative Agent shall promptly notify each ~~Revolving~~ Lender ~~of any such request~~thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify ~~each~~the applicable L/C Issuer(s) thereof. Each ~~Revolving~~ Lender (in the case of any such request pertaining to ~~Eurocurrency Rate~~Alternative Currency Loans) or each L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of ~~Eurocurrency Rate Revolving~~Alternative Currency Loans or the issuance of Letters of Credit, as the case may be, in ~~the Proposed Currency~~such requested currency.
(f)Any failure by a ~~Revolving~~ Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a ~~notification~~refusal by such ~~Revolving~~ Lender or such L/C Issuer ~~that it refuses to make Eurocurrency Rate Revolving~~, as the case may be, to permit Alternative Currency Loans to be made or ~~issue~~ Letters of Credit~~, as applicable, in the Proposed Currency. Any Revolving Lender that notifies, or is deemed to have notified, the Administrative Agent that it refuses to make Eurocurrency Rate Revolving Loans in a Proposed Currency hereinafter an “AC Declining Lender” with respect~~ to be issued in such ~~Proposed Currency.~~
~~(c)    A Proposed Currency shall be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Revolving Loans only if~~requested currency. If the Administrative Agent and all ~~of~~ the ~~Revolving~~ Lenders consent to making ~~Eurocurrency Rate Revolving~~Alternative Currency Loans in such ~~Proposed Currency; provided that if~~requested currency and the Administrative Agent and ~~some, but not all, of the Revolving Lenders consent to making Eurocurrency Rate Revolving Loans in such Proposed~~such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Parent Borrower and (i) the Administrative Agent and such Lenders may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate and ~~either (i) sufficient Revolving Lenders are willing to make Revolving Loans in the Proposed Currency in excess of their Applicable Percentages (each an “AC Fronting Lender”), then such Proposed Currency shall be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Revolving Loans and each AC Declining Lender shall be deemed to have purchased a risk participation in each Revolving Loan denominated in such Alternative Currency in an amount determined in accordance with such AC Declining Lender’s Applicable Percentage of such Revolving Loan or (ii) such consenting Revolving Lenders agree to create a separate tranche for the making of Revolving Loans in~~the definition of Relevant Rate, in each case, to the extent necessary to add the applicable currency, the rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, and the definition of Relevant Rate have been amended to reflect the inclusion of such currency and the appropriate rate for such ~~Proposed Currency, then~~currency, such ~~Proposed Currency~~currency shall thereupon be deemed for all purposes to be an Alternative Currency ~~hereunder~~ for purposes of any Borrowings of ~~Eurocurrency Rate Revolving~~Alternative Currency Loans ~~in such tranche~~.~~(d)~~  If the Administrative Agent and one or more L/C Issuers consent to the issuance of Letters of Credit in ~~a Proposed Currency~~such requested currency, the Administrative Agent shall so notify the Parent Borrower and ~~such Proposed Currency~~(i) the Administrative Agent and such L/C Issuer(s) may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, and the definition of Relevant Rate, in each case, to the extent necessary to add such currency, the applicable rate for such currency and/or any applicable adjustment for such rate and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, and the definition of Relevant Rate has been amended to reflect the inclusion of such currency, the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency ~~hereunder~~, for purposes of any Letter of Credit issuances by the ~~consenting~~applicable L/C Issuer(s). ~~(e)~~ If ~~any amendment to this Agreement is reasonably requested to give effect to or to evidence the fronting and risk participations or tranche established with respect to any Revolving Loans in an Alternative Currency approved pursuant to this Section 1.08, then such amendment shall be effective if executed by the Loan Parties, each Lender with a commitment to make Revolving Loans in such additional Alternative Currency and~~ the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Parent Borrower.
1.09Change of Currency. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(g)Each provision of this Agreement shall be subject to such changes of construction as the Administrative Agent may from time to time reasonably specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(h)Each provision of this Agreement also shall be subject to such changes of construction as the Administrative Agent may from time to time reasonably specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.10Deliveries. Unless otherwise specified herein, whenever any document, agreement or other item (but not, for the avoidance of doubt, any payment) is required by any Loan Document to be delivered on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day.
1.11Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to ~~the rates in the definition of “Eurocurrency Rate”~~any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any ~~of~~ such rate (including, without limitation, any ~~LIBOR~~ Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any ~~LIBOR Successor Rate~~ Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
ARTICLE II.THE COMMITMENTS AND CREDIT EXTENSIONS
1.01Revolving Loans. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make revolving credit loans (each such loan, a “Revolving Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Credit Commitment and (iii) the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Revolving Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans ~~or Eurocurrency Rate~~, Term SOFR Loans, Daily SOFR Loans or Alternative Currency Loans, as further provided herein.
1.02Borrowings, Conversions and Continuations of Loans.
(a)Each Borrowing, each conversion of Loans from one Type to ~~the other~~another, and each continuation of ~~Eurocurrency Rate~~Term SOFR Loans and Alternative Currency Term Rate Loans, shall be made upon the Parent Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 12:00 noon (i) three Business Days (or, in the case of any Borrowing to be made on the Closing Date, two Business Days) prior to the requested date of any Borrowing of, conversion to or continuation of ~~Eurocurrency Rate~~Term SOFR Loans ~~denominated in Dollars~~ or of any conversion of ~~Eurocurrency Rate~~Term SOFR Loans ~~denominated in Dollars~~ to Daily SOFR Loans or Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of ~~Eurocurrency Rate Loans denominated in~~ Alternative ~~Currencies~~Currency Loans, and (iii) on the requested date of any Borrowing of Daily SOFR Loans or Base Rate Loans~~; provided, however, that if the Parent Borrower wishes to request Eurocurrency Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 12:00 noon (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (ii) five~~

~~Business Days (or six Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing,~~ or of any conversion ~~or continuation of Eurocurrency~~of Daily SOFR Loans to Base Rate Loans ~~denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 12:00 noon, (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (ii) four Business Days (or five Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify the Parent Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Appropriate Lenders~~or Base Rate Loans to Daily SOFR Loans. Each Borrowing of, conversion to or continuation of ~~Eurocurrency Rate~~Term SOFR Loans, Daily SOFR Loans and Alternative Currency Loans shall be in a minimum principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (i) whether the Parent Borrower is requesting a Borrowing, a conversion of Loans from one Type to ~~the other~~another, or a continuation of ~~Eurocurrency~~Term SOFR Loans or Alternative Currency Term Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type and Class of Loans to be borrowed or continued or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) if applicable, the currency of the Loans to be borrowed, and (vii) if applicable, the Designated Borrower. If the Parent Borrower fails to specify a currency in a Loan Notice requesting a Revolving Borrowing, then the Revolving Loans so requested shall be made in Dollars. If the Parent Borrower fails to specify a Type of Loan in a Loan Notice or if the Parent Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of ~~Loans denominated in an~~ Alternative Currency Term Rate Loans, such Loans shall be continued as ~~Eurocurrency~~Alternative Currency Term Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~Eurocurrency~~Term SOFR Loans or Alternative Currency Term Rate Loans, as the case may be. If the Parent Borrower requests a Borrowing of, conversion to, or continuation of ~~Eurocurrency~~Term SOFR Loans or Alternative Currency Term Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. ~~No~~Except as provided pursuant to Sections 2.02(c), 2.12(a) and 3.03, no Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.
(b)Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount (and currency) of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Parent Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation of ~~Loans denominated in a currency other than Dollars~~Term SOFR Loans or Alternative Currency Term Rate Loans, in each case as described in the preceding subsection. In the case of a Borrowing, each Appropriate Lender shall make the amount of its applicable Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 2:00 p.m. in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any ~~Loan in an~~ Alternative Currency Loan, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction or waiver of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Parent Borrower or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Parent Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing denominated in Dollars is given by the Parent Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the applicable Borrower as provided above.
(c)Except as otherwise provided herein, a ~~Eurocurrency~~Term SOFR Loan or Alternative Currency Term Rate Loan may be continued or converted only on the last day of an Interest Period for such ~~Eurocurrency Rate~~ Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as ~~Eurocurrency Rate~~SOFR Loans ~~(whether in Dollars~~ or ~~any~~ Alternative Currency~~)~~ Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding ~~Eurocurrency Rate Loans denominated in an~~ Alternative Currency Loans be prepaid~~,~~ or redenominated into Dollars in the amount of the Dollar Equivalent thereof, immediately (in the case of Alternative Currency Daily Rate Loan) or on the last day of the then current Interest Period ~~with respect thereto~~(in the case of Alternative Currency Term Rate Loans).
(d)The Administrative Agent shall promptly notify the Parent Borrower and the Appropriate Lenders of the interest rate applicable to any Interest Period for ~~Eurocurrency Rate~~Term SOFR Loans and Alternative Currency Loans upon determination of such interest rate.
(e)After giving effect to all Borrowings, all conversions of Loans from one Type to ~~the other~~another, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to all Loans.
(f)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Parent Borrower, the Administrative Agent, and such Lender.
(g)With respect to any of Daily Simple SOFR, SOFR, Term SOFR, any Alternative Currency Daily Rate, any Alternative Currency Term Rate or any Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Parent Borrower and the Lenders reasonably promptly after such amendment becomes effective.
(h)Notwithstanding anything to the contrary contained herein or elsewhere: (a) each Eurocurrency Rate Loan (as defined in the Existing Credit Agreement) that is outstanding on the Second Amendment Effective Date and denominated in Dollars shall continue to accrue interest at the per annum interest rate that would apply to such

Eurocurrency Rate Loan under the Existing Credit Agreement, and such interest shall be payable on the dates that such interest would be payable under the Existing Credit Agreement and otherwise in accordance with the terms thereof and (b) on the last day of the Interest Period (solely for purposes of this paragraph, as defined in the Existing Credit Agreement) with respect to each Eurocurrency Rate Loan outstanding on the Second Amendment Effective Date, each such Eurocurrency Rate Loan denominated in Dollars shall, at the election of the Borrowers made in accordance with Section 2.02, be converted to a Term SOFR Loan, Daily SOFR Loan or Base Rate Loan. In the event that the Borrowers fail to provide a Loan Notice with respect to the conversion of any such Eurocurrency Rate Loan in accordance with Section 2.02(a), such Eurocurrency Rate Loan shall be converted to a Base Rate Loan at the end of the relevant Interest Period.
1.03Letters of Credit.
(a)The Letter of Credit Commitment.
(i)Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Parent Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Parent Borrower or its Subsidiaries and any drawings thereunder; provided that (x) each L/C Issuer may issue any such Letter of Credit itself or through one of its designated Affiliates or branch offices and (y) after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (I) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (II) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Credit Commitment, (III) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (IV) the aggregate Outstanding Amount of all L/C Obligations and Revolving Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit; provided further that, subject to the foregoing, the Parent Borrower shall have the right to select the L/C Issuer for each Letter of Credit; provided, however, that all requests for Letters of Credit denominated in an Alternative Currency shall, in the first instance, be directed to Bank of America, and, if Bank of America declines to issue a Letter of Credit denominated in an Alternative Currency, the Parent Borrower may then deliver a request for such Letter of Credit denominated in an Alternative Currency to another L/C Issuer; provided further that there shall not be more than one Letter of Credit Issuer, in addition to Bank of America, with Letters of Credit outstanding in an Alternative Currency at any time. Each request by the Parent Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Parent Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Parent Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Parent Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)No L/C Issuer shall issue, amend or renew any Letter of Credit, if:
(A)subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension or renewal, unless the Required Lenders have approved such expiry date; or
(B)the expiry date of the requested Letter of Credit would occur after the first anniversary of the Revolver Maturity Date.
(iii)No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $500,000;
(D)the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;
(E)such L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency;
(F)any Revolving Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Parent Borrower or such Revolving Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion;
(G)the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or
(H)after giving effect to any L/C Credit Extension with respect to such Letter of Credit, the L/C Obligations with respect to all Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s L/C Commitment; provided that, subject to the limitations set forth in clause (y) of the first proviso to the first sentence of Section 2.03(a)(i), any L/C Issuer in its sole discretion may issue Letters of Credit in excess of its L/C Commitment.
(iv)No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)Each L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuers with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.
(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, by a single L/C Issuer selected by the Parent Borrower upon the request of the Parent Borrower delivered to such L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Parent Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by such L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 12:00 noon at least three Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the applicable L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may reasonably require. Additionally, the Parent Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require.
(ii)Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Parent Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless an L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Parent Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit and the obligations related thereto in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)If the Parent Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by an L/C Issuer, the Parent Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the first anniversary of the Revolver Maturity Date; provided, however, that no L/C Issuer shall permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Lender or the Parent Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(iv)If the Parent Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by an L/C Issuer, the Parent Borrower shall not be required to make a specific request to such L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the applicable L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Revolving Lender or the Parent Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing such L/C Issuer not to permit such reinstatement.
(v)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Parent Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Parent Borrower and the Administrative Agent thereof (such notification provided by such L/C Issuer to the Parent Borrower and the Administrative Agent being referred to herein as an “L/C Draw Notice”). In the case of a Letter of Credit denominated in an Alternative Currency, the Parent Borrower shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in its L/C Draw Notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Parent Borrower shall have notified such L/C Issuer promptly following receipt of the L/C Draw Notice that the Parent Borrower will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Parent Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the preceding two sentences and (B) the Dollar amount paid by the Parent Borrower, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Parent Borrower agrees, as a separate and independent obligation, to indemnify the applicable L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If an L/C Draw Notice with respect to a Letter of Credit is received by the Parent Borrower (x) on or prior to 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars or the Applicable Time on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date a payment is made by an L/C Issuer under a Letter of Credit being referred to herein as an “Honor Date”), then, not later than 3:00 p.m. on the Honor Date under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the Honor Date under a Letter of Credit to be reimbursed in an Alternative Currency, the Parent Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in the applicable currency or (y) after 11:00 a.m. on the Honor Date under a

Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the Honor Date under a Letter of Credit to be reimbursed in an Alternative Currency, then, not later than 3:00 p.m. on the first Business Day following the Honor Date, the Parent Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing (such date on which the Parent Borrower, pursuant to clauses (x) and (y) of this sentence, are required to reimburse an L/C Issuer for a drawing under a Letter of Credit is referred to herein as the “L/C Reimbursement Date”); provided, however, that if the L/C Reimbursement Date for a drawing under a Letter of Credit is the Business Day following the Honor Date pursuant to clause (y) of this sentence, the Unreimbursed Amount shall accrue interest from and including the Honor Date until such time as the applicable L/C Issuer is reimbursed in full therefor (whether through payment by the Parent Borrower and/or through a Revolving Loan or L/C Borrowing made in accordance with paragraph (ii) or (iii) of this Section 2.03(c)) at a rate equal to (A) for the period from and including the Honor Date to but excluding the first Business Day to occur thereafter, the rate of interest then applicable to a Revolving Loan that is a Base Rate Revolving Loan and (B) thereafter, at the Default Rate applicable to a Revolving Loan that is a Base Rate Revolving Loan. Interest accruing on the Unreimbursed Amount pursuant to the proviso to the immediately preceding sentence shall be payable by the Parent Borrower promptly to the Administrative Agent, solely for the account of the applicable L/C Issuer. If the Parent Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Percentage thereof. In such event, the Parent Borrower shall be deemed to have requested a Borrowing of Base Rate Revolving Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Parent Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.
(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Revolving Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Parent Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.
(v)Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Parent Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Parent Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Parent Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)Repayment of Participations.
(i)At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Parent Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii)If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by an L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Obligations Absolute. The obligation of the Parent Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Parent Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by the applicable L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Parent Borrower or any waiver by the applicable L/C Issuer which does not in fact materially prejudice the Parent Borrower;
(v)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)any payment made by the applicable L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Parent Borrower or any Subsidiary or in the relevant currency markets generally; or
(ix)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Parent or any Subsidiary.
The Parent Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Parent Borrower’s instructions or other irregularity, the Parent Borrower will promptly notify the applicable L/C Issuer. The Parent Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)Role of L/C Issuer. Each Revolving Lender and the Parent Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Parent Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Parent Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Parent Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Parent Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Parent Borrower that are determined by a court of competent jurisdiction by final and non-appealable judgment to have been caused by such L/C Issuer’s willful misconduct or gross negligence. In furtherance and not in limitation of the foregoing, any L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. An L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Parent Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Parent Borrower for, and such L/C Issuer’s rights and remedies against the

Parent Borrower shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)Letter of Credit Fees. The Parent Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance, subject to Section 2.16, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day of each January, April, July and October, commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiry date of such Letter of Credit and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, (i) while any Event of Default arising under Section 8.01(a)(i), (f) or (g) exists, and (ii) upon the request of the Required Revolving Lenders, while any Event of Default exists (other than as set forth in clause (i)), all Letter of Credit Fees shall accrue at the Default Rate.
(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Parent Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it, in an amount equal to a rate per annum of 0.125% computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit, payable on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day of each January, April, July and October in respect of the most recently ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiration date for such Letter of Credit and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Parent Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of the Parent Borrower, the Parent Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Parent Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Subsidiaries inures to the benefit of the Parent Borrower, and that the Parent Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(l)L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section, provide the Administrative Agent with written reports from time to time, as follows:
(i)Within one Business Day after such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, a written report that includes the date of such issuance, amendment, renewal, increase or extension and the stated amount and currency of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);
(ii)on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, a written report that includes the date and amount of such payment;
(iii)on any Business Day on which any Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, a written report that includes the date of such failure and the amount of such payment;
(iv)on any other Business Day, a written report that includes such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer;
(v)on the second Business Day of each calendar month in which a Letter of Credit issued by such L/C Issuer and denominated in an Alternative Currency is outstanding, a written report that includes the Dollar Equivalent of each such Letter of Credit;
(vi) not later than 9:00 a.m. two Business Days prior to the end of each fiscal quarter, a written report that includes all outstanding Letters of Credit issued by such L/C Issuer and all activities with respect thereto during such fiscal quarter.
1.04Prepayments.
(a)The Borrowers may, upon notice from the Parent Borrower to the Administrative Agent pursuant to delivery of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 12:00 noon (A) three Business Days prior to any date of prepayment of ~~Eurocurrency Rate~~Term SOFR Loans ~~denominated in Dollars~~, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of ~~Eurocurrency Rate Loans denominated in~~ Alternative ~~Currencies~~Currency Loans and (C) on the date of prepayment of Base Rate Loans or Daily SOFR Loans; (ii) any prepayment of ~~Eurocurrency Rate~~Term SOFR Loans ~~denominated in Dollars~~ shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of ~~Eurocurrency Rate Loans denominated in~~ Alternative ~~Currencies~~Currency Loans shall be in a minimum principal amount of the Dollar Equivalent of $1,000,000 or a whole multiple of the Dollar Equivalent of $250,000 in excess thereof; and (iv) any prepayment of Base Rate Loans or Daily SOFR Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each Notice of Loan Prepayment shall specify the date ~~and~~, amount and currency of such prepayment and the Type(s) and Class of Loans to be prepaid and, if ~~Eurocurrency~~Term SOFR Loans or Alternative Currency Term Rate Loans are to be prepaid, the Interest

Period(s) ~~and currency~~ of such Loans. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each Notice of Loan Prepayment, and of the amount of such Appropriate Lender’s Applicable Percentage of such prepayment. If such notice is given by the Parent Borrower, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that a Notice of Loan Prepayment delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of another transaction, the proceeds of which will be used to prepay any outstanding Obligations, in which case such prepayment may be conditional upon the effectiveness of such other credit facilities or the closing of such other transaction. Any prepayment of a ~~Eurocurrency~~Term SOFR Loan or Alternative Currency Term Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.16, each such prepayment shall be applied to the Loans of the Appropriate Lenders in accordance with their respective Applicable Percentages.
(b)If for any reason the Total Revolving Outstandings at any time exceed an amount equal to 105% of the Aggregate Revolving Commitments then in effect, the Borrowers shall immediately prepay Revolving Loans and/or the Parent Borrower shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce the Total Revolving Outstandings as of such date of payment to an amount not to exceed 100% of the Aggregate Revolving Commitments then in effect; provided, however, that, subject to Section 2.15(a), the Parent Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless after the prepayment in full of the Revolving Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral in an amount not to exceed 105% of the outstanding L/C Obligations be provided in order to protect against the results of exchange rate fluctuations.
(c)If for any reason the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations denominated in Alternative Currencies at any time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days the Borrowers shall prepay Revolving Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.
1.05Termination or Reduction of Revolving Commitments. The Parent Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments, in each case, in whole or in part, without penalty; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon three Business Days prior to the date of termination or reduction (it being understood that such notice may state that the termination or reduction of the Aggregate Revolving Commitments is conditioned upon the effectiveness of other credit facilities or the closing of another transaction, the proceeds of which will be used to prepay any outstanding Obligations, in which case such termination or reduction may be conditional upon the effectiveness of such other credit facilities or the closing of such other transaction), (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Parent Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, (x) the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, (y) the Outstanding Amount of L/C Obligations would exceed the Letter of Credit Sublimit or (z) the aggregate Outstanding Amount of all L/C Obligations and Revolving Loans denominated in Alternative Currencies would exceed the Alternative Currency Sublimit.

The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. The amount of any such Aggregate Revolving Commitments reduction shall not be applied to the Alternative Currency Sublimit or the Letter of Credit Sublimit (except as otherwise provided in such definitions) unless otherwise specified by the Parent Borrower. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Credit Commitment of each Revolving Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.
1.06Repayment of Loans.
(a)Revolving Loans. Each Borrower shall repay to the Revolving Lenders on the Revolver Maturity Date the aggregate principal amount of all Revolving Loans made to such Borrower outstanding on such date.
(b)Incremental Term Loan Facility Loans. Each Borrower shall repay to the Lenders holding Loans of any Incremental Term Loan Facility on the Maturity Date for such Incremental Term Loan Facility the aggregate principal amount of all Loans of such Incremental Term Loan Facility made to such Borrower outstanding on such date.
1.07Interest.
(a)Subject to the provisions of subsection (b) below, (i) each ~~Eurocurrency Rate~~Daily SOFR Loan shall bear interest on the outstanding principal amount thereof ~~for each Interest Period~~from the applicable borrowing date at a rate per annum equal to ~~the Eurocurrency Rate for such Interest Period~~Daily Simple SOFR plus the Applicable Rate; ~~and~~ (ii) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate; (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iv) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate; and (v) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Rate.
(b)(i)    While any Event of Default arising under Section 8.01(a)(i)¸ (f) or (g) exists the principal amount of all outstanding Obligations hereunder shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(i)Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clause (b)(i) above), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
1.08Fees. In addition to certain fees described in Section 2.03(h) and (i) and in Sections 2.13 and 2.14:
(a)Revolving Credit Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which the Aggregate Revolving Commitments exceeds the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first Business Day of each January, April, July and October, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.
(b)Other Fees. The Parent Borrower shall pay to the Arrangers and the Administrative Agent, for their own respective accounts fees and for the Lenders, as applicable, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
1.09Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to ~~the Eurocurrency Rate~~Term SOFR) and for Loans denominated in Alternative Currencies (other than Alternative Currency Loans with respect to EURIBOR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. All other computations of fees and interest, including those with respect to Daily SOFR Loans, Term SOFR Loans and Alternative Currency Loans determined by reference to EURIBOR, shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) ~~or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice~~. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. ~~For the avoidance of doubt, the calculation of the applicable interest rate with respect to all Loans made in any Non-LIBOR Quoted Currency shall be determined in accordance with market practice.~~
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Parent or for any other reason, the Parent Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Parent Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, each Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuers, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.07(b) or under Article VIII. The Borrowers’ obligations under this paragraph shall survive the termination of all Commitments hereunder and the repayment of all other Obligations hereunder for one calendar year.
1.10Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 10.06(c). The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender to the Parent Borrower made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) one or more Notes, which shall evidence such Lender’s Loans to the Borrowers in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in Section 2.10(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
1.11Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by any Loan Party shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by any Loan Party hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Loan Party is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Loan Party shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Loan Party shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)(i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of ~~Eurocurrency Rate~~Term SOFR Loans or Alternative Currency Loans (or, in the case of any Borrowing of Base Rate Loans or Daily SOFR Loans, prior to 1:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans or Daily SOFR Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the ~~applicable Borrower~~Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and ~~the applicable~~each Borrower severally ~~agree~~agrees to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to ~~such Borrower~~the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the applicable Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by ~~such~~any Borrower, the interest rate applicable to such Loans, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable. If ~~such~~any Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by ~~such~~any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(i)Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or ~~an~~any L/C Issuer(s) hereunder that ~~such Borrower~~the Borrowers will not make such payment, the Administrative Agent may assume that ~~such Borrower has~~the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer(s), as the case may be, the amount due. ~~In such event, if such~~
With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error)

that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) a Borrower has not in fact made such payment~~,~~; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the ~~Appropriate~~ Lenders or ~~such~~the applicable L/C Issuer(s), as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the ~~amount~~Rescindable Amount so distributed to such ~~Appropriate~~ Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
A notice of the Administrative Agent to any Lender or the Parent Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
1.12Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of any such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to the Parent Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
1.13Extension of Revolver Maturity Dates.
(a)Requests for Extension. The Parent Borrower may, by written notice to the Administrative Agent (each such notice, a “Revolver Extension Notice”) (i) at least 30 days prior to the Initial Revolver Maturity Date, but no more than 120 days prior to the Initial Revolver Maturity Date, request that the Revolving Lenders extend the Revolver Maturity Date from the Initial Revolver Maturity Date to the Extended Revolver Maturity Date and (ii) at least 30 days prior to the Extended Revolver Maturity Date, but no more than 120 days prior to the Extended Revolver Maturity Date, request that the Revolving Lenders extend the Revolver Maturity Date from the Extended Revolver Maturity Date to the Final Revolver Maturity Date.
(b)Conditions to Effectiveness of Extensions. As conditions precedent to the effectiveness of each such extension of the Revolver Maturity Date, each of the following requirements shall be satisfied or waived on or prior to the Initial Revolver Maturity Date or the Extended Revolver Maturity Date, as applicable, as determined in good faith by the Administrative Agent (in each case, the first date on which such conditions precedent are satisfied or waived, an “Extension Effective Date”):
(i)On the date of the applicable Revolver Extension Notice, and both immediately before and immediately after giving effect to such extension of the Revolver Maturity Date, no Default shall have occurred and be continuing;
(ii)The Borrowers shall have paid or caused to be paid to the Administrative Agent, for the pro rata benefit of the Appropriate Lenders based on their respective Applicable Percentages as of the applicable Extension Effective Date, an extension fee in an amount equal to 0.0625% multiplied by the amount of the Aggregate Revolving Commitments as in effect on such Extension Effective Date, it being agreed that such extension fee shall be fully earned when paid and shall not be refundable for any reason;
(iii)The Administrative Agent shall have received a certificate of the Parent dated as of the applicable Extension Effective Date signed by a Responsible Officer of the Parent (i) (x) certifying and attaching the resolutions adopted by each Loan Party approving or consenting to such extension or (y) certifying that, as of such Extension Effective Date, the resolutions delivered to the Administrative Agent and the Lenders on the Closing Date (which resolutions include approval for an extension of the Revolver Maturity Date for a period that is not less than an additional twelve (12) months from the Initial Revolver Maturity Date) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the applicable Extension Effective Date, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (y) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (x)) after giving effect to such qualification and (z) for purposes of this Section 2.13, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists; and
(iv)The Borrowers and the other Loan Parties shall have delivered to the Administrative Agent such reaffirmations of their respective obligations under the Loan Documents (after giving effect to the extension), and acknowledgments and certifications that they have no claims, offsets or defenses with respect to the payment or performance of any of the Obligations, including, without limitation, reaffirmations of the Guaranty, executed by the Loan Parties party thereto.
(c)Extension Effectiveness. The Revolver Maturity Date shall be extended, effective as of the applicable Extension Effective Date.
(d)Conflicting Provisions. This Section shall supersede any provisions in Section 2.12 or 10.01 to the contrary.
1.14Increase in Facilities.
(a)Request for Increase. Upon written notice to the Administrative Agent, the Parent Borrower may from time to time, request an increase in the aggregate amount of the Facilities to an amount not exceeding $1,000,000,000 in the aggregate after giving effect to such increase by requesting an increase in the Revolving Credit Facility (each such increase, an “Incremental Revolving Increase”) or establishing a new (or increasing an existing) tranche of pari passu term loans (each such tranche, an “Incremental Term Loan Facility”, it being understood that an increase of an existing tranche does not create a separate Incremental Term Loan Facility; each Incremental Term Loan Facility and Incremental Revolving Increase are collectively referred to as “Incremental Facilities”); provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000 or any lesser amount if such amount represents all remaining availability under the aggregate limit in respect of the increases set forth above (or such lesser amount as the Parent Borrower and the Administrative Agent may agree), (ii) all Incremental Revolving Increases shall be on the same terms as the Revolving Credit Facility, (iii) each Incremental Term Loan Facility shall, subject to clause (ii)(y) of the second proviso to Section 10.01, be on terms agreed to by the Parent Borrower and the Lenders providing such Incremental Term Loan Facility, provided, that if the terms of such Incremental Term Loan Facility (other than final maturity) are not the same as the terms of a then existing Incremental Term Loan Facility, the administrative, technical and operational provisions of such new Incremental Term Loan Facility shall be on terms reasonably acceptable to the Administrative Agent, and (iv) the conditions to the making of a Credit Extension set forth in Section 4.02 (other than Section 4.02(c)) shall be satisfied or waived. At the time of sending such notice, the Parent Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).
(b)Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Credit Commitment or make term loans under the Incremental Term Loan Facility, as applicable, and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase or requested Incremental Facility. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment or make term loans under the Incremental Term Loan Facility, as applicable.
(c)Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Parent Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent (not to be unreasonably withheld or delayed) and, in the case of an Incremental Revolving Increase, each L/C Issuer, the Parent Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent (a “New Lender Joinder Agreement”).
(d)Effective Date and Allocations. If the Aggregate Revolving Commitments are increased or term loans shall be made under any Incremental Term Loan Facility, as applicable, in accordance with this Section, the Administrative Agent and the Parent Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Parent Borrower and the applicable Lenders of the final allocation of such increase and the Increase Effective Date. The Administrative Agent is authorized and directed to amend and distribute to the Lenders, including any party becoming a Lender on the Increase Effective Date, a revised Schedule 2.01 that gives effect to the increase and the allocation among the Lenders.
(e)Conditions to Effectiveness of Incremental Facility. As a condition precedent to such Incremental Facility, (i) the Parent Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase or (2) certifying that, as of such Increase Effective Date, the resolutions delivered to the Administrative Agent and the Lenders on the Closing Date (which resolutions include approval to increase the aggregate amount of the Facilities to an amount at least equal to $1,000,000,000) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption, and (y) in the case of the Parent Borrower, certifying that on the Increase Effective Date, immediately before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except (I) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (II) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (I)) after giving effect to such qualification except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (III) for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists, (ii) the Administrative Agent shall have received (x) a New Lender Joinder Agreement duly executed by the Parent Borrower and each Eligible Assignee that is becoming a Lender in connection with such increase, which New Lender Joinder Agreement shall be acknowledged and consented to in writing by the Administrative Agent and, in the case of an Incremental Revolving Increase, each L/C Issuer, and (y) written confirmation from each existing Lender, if any, participating in such Incremental Facility of the amount by which its Revolving Credit Commitment will be increased or the amount of term loans to be made by such Lender, as the case may be, which confirmation shall be acknowledged and consented to in writing by each L/C Issuer in the case of an Incremental Revolving Increase, (iii) the Parent Borrower shall pay such fees to the Administrative Agent, for its own account and for the benefit of the Lenders participating in the increase, as are agreed mutually at the time and shall have paid the fee required to be paid pursuant to any Fee Letter in connection therewith and (iv) upon the reasonable request of any lender who will be a Lender under such Incremental Facility made at least ten Business Days prior to the Increase Effective Date, the Parent Borrower shall have provided to such lender, and such lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation (including a Beneficial Ownership Certification, if requested), in each case at least five Business Days prior to such Increase Effective Date. The Borrowers shall provide a Note to any new Lender joining on the Increase Effective Date, if requested.
(f)Settlement Procedures. On each Increase Effective Date, promptly following fulfillment of the conditions set forth in clause (e) of this Section 2.14, the Administrative Agent shall notify the Lenders of the occurrence of the Incremental Facility effected on such Increase Effective Date and:
(i)in connection with any Incremental Revolving Increase, the Parent Borrower prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Applicable Percentages arising from any non-ratable increase in the Revolving Commitments under this Section 2.14; and
(ii)in connection with any Incremental Term Loan Facility, each participating Lender shall, upon satisfaction or waiver of the applicable conditions set forth in Section 4.02, make a term loan to the applicable Borrower or Borrowers equal to its allocated portion of such Incremental Term Loan Facility.
(g)Conflicting Provisions. This Section shall supersede any provisions in Section 2.12 or 10.01 to the contrary.
(h)Amendments. If any amendment to this Agreement is reasonably requested to give effect to or to evidence any addition of Incremental Facilities pursuant to and in accordance with this Section 2.14, then such amendment shall be effective if executed by the Loan Parties, each Lender providing such Incremental Facility and the Administrative Agent.
1.15Cash Collateral.
(a)Certain Credit Support Events. If (i) any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Parent Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Parent Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or any L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the applicable L/C Issuer.

(b)Grant of Security Interest. The Parent Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Revolving Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuers as herein provided (other than Liens of Bank of America, solely in its capacity as the bank at which a deposit account containing any such Cash Collateral is maintained and not in its capacity as the Administrative Agent, arising in the ordinary course of business by virtue of any contractual, statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with Bank of America), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Parent Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (determined in the case of Cash Collateral provided pursuant to clause (a)(iv) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Parent Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.16 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund any Defaulting Lender’s participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations required to be secured pursuant to this Agreement shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuers that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of the Borrowers (including any interest thereon) shall not be released during the continuance of a Default or an Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.03 during the continuance of an Event of Default) and (y) the Person providing Cash Collateral and the L/C Issuers may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
1.16Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, “Required Incremental Term Loan Facility Lenders”, “Required Revolving Lenders” and Section 10.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Parent Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or unfunded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Parent Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans or unfunded participations under this Agreement and (y) Cash Collateralize future Fronting Exposure of the L/C Issuers’ with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)No Revolving Lender that is a Defaulting Lender shall be entitled to receive any fee payable under Section 2.08(a) for any period during which that Revolving Lender is a Defaulting Lender (and the

Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Each Defaulting Lender that is a Revolving Lender shall be entitled to receive Letter of Credit Fees for any period during which that Revolving Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.
(C)With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuers the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender to the extent that the Borrowers have not deposited Cash Collateral for such Fronting Exposure, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Revolving Lenders that are Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 10.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.
(b)Defaulting Lender Cure. If the Parent Borrower, the Administrative Agent and, in the case of a Defaulting Lender that is a Revolving Lender, each L/C Issuer, agree in writing in their sole discretion that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages of each Class of Loans (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting

Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
1.17Designated Borrowers.
(a)The Parent Borrower may at any time, upon not less than 15 Business Days’ notice from the Parent Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any Wholly-Owned Subsidiary of the Parent Borrower (each an “Applicant Borrower”) as a Designated Borrower to receive Revolving Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice in substantially the form of Exhibit I (a “Designated Borrower Request and Assumption Agreement”); provided that the designation of an Applicant Borrower organized under the laws of a jurisdiction (including political subdivisions thereof) other than the United States, Scotland, England, Northern Ireland, Wales, Republic of Ireland, Guernsey, Jersey or Luxembourg as a Designated Borrower shall require the consent of each Revolving Lender; provided, further that the designation of an Applicant Borrower organized under the laws of the United States, Scotland, England, Northern Ireland, Wales, Republic of Ireland, Guernsey, Jersey or Luxembourg (including political subdivisions thereof) shall require the consent of each Revolving Lender if any Change in Law adversely affects the legality or ability of a Revolving Lender to make loans or provide commitments to such Applicant Borrower or to conduct business in the jurisdiction of organization of such Applicant Borrower. Upon the effectiveness of any such designation of a Subsidiary as provided in Section 2.17(c), such Subsidiary shall be a Designated Borrower and a Borrower entitled to borrow Revolving Loans, subject to the terms and conditions of this Agreement. The Administrative Agent shall promptly notify each Lender of each such designation by the Parent Borrower and the identity of the respective Subsidiary.
(b)Following the delivery of a Designated Borrower Request and Assumption Agreement pursuant to Section 2.17(a), if the policies and procedures of the Administrative Agent or any Lender require it to comply with “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation, or similar identification procedures in connection with the designation of such Applicant Borrower, the Parent Borrower shall, promptly upon the request of the Administrative Agent or such Lender, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or such Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable Laws.
(c)Prior to any Applicant Borrower becoming a Designated Borrower, the Parent Borrower shall deliver or cause to be delivered all resolutions, incumbency certificates, opinions of counsel and other documents or information as the Administrative Agent shall reasonably request. Following receipt by the Administrative Agent of the items referred to in the prior sentence in forms reasonably satisfactory to it, the Administrative Agent shall send a notice in substantially the form of Exhibit J (a “Designated Borrower Notice”) to the Parent Borrower and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Revolving Loans, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Request for Credit Extension (or similar request) may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.
(d)The Obligations of the Parent Borrower and each Designated Borrower that is a Domestic Subsidiary (other than a Foreign Subsidiary Holding Company) shall be joint and several in nature. The Obligations of all Designated Borrowers that are Foreign Subsidiaries (such Foreign Subsidiaries, the “Foreign Borrowers”) shall be several in nature. Notwithstanding any other provision of this Agreement or any other Loan Document, no Foreign Borrower shall be liable for or required to repay any Obligations of the Loan Parties under the Loan Documents other than those Obligations for Loans made to, Letters of Credit issued to, for the benefit of, or at the request of, and other extensions of credit made to, at the request of, or for the benefit of, such Foreign Borrower.
(e)Each Subsidiary of the Parent Borrower that becomes a “Designated Borrower” pursuant to this Section 2.17 hereby irrevocably appoints the Parent Borrower as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Parent Borrower, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Parent Borrower in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
(f)The Parent Borrower may from time to time, upon not less than 15 Business Days’ notice from the Parent Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, by furnishing to the Administrative Agent a letter (a “Termination Letter”) in substantially the form of Exhibit K hereto, duly completed and executed by the Parent Borrower. Any Termination Letter furnished hereunder shall be effective upon receipt by the Administrative Agent provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status. Notwithstanding the foregoing, the delivery of a Termination Letter with respect to any Designated Borrower shall not terminate (i) any obligation of such Borrower that remains unpaid at the time of such delivery (including without limitation any obligation arising thereafter in respect of such Borrower under Section 2.12 or 3.05) or (ii) the obligations of the Loan Parties under Article X with respect to any such unpaid obligations.
(g)If the Applicant Borrower is organized or incorporated under the laws of, or for applicable Tax purposes is resident of or treated as engaged in a trade or business in, or having a paying agent in, any jurisdiction other than a jurisdiction under the laws of which at least one of the then-existing Borrowers is organized or incorporated on the date such Designated Borrower Request and Assumption Agreement is delivered to the Administrative Agent, as a condition to adding such Applicant Borrower as a Designated Borrower, there shall be an amendment to the Loan Documents (including, without limitation, Section 3.01 of this Agreement and the addition of customary tax carve outs to the definition of “Excluded Taxes”), if such amendment is reasonably necessary or appropriate as mutually determined by the Administrative Agent and the Parent Borrower, which amendment shall be effective if mutually agreed by the Administrative Agent, the Parent Borrower and the applicable Designated Borrower notwithstanding anything in Section 10.01 to the contrary; provided that no such amendment shall adversely affect the rights of any Lender.

ARTICLE III.TAXES, YIELD PROTECTION AND ILLEGALITY
1.01Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or any Loan Party) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Tax Indemnifications. (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant

Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Parent Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.
(i)Each Lender and L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (ii).
(d)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority as provided in this Section 3.01, the Parent Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)Status of Lenders; Tax Documentation.
(i)Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Parent Borrower and the Administrative Agent, at the time or times reasonably requested by the Parent Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Parent Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Parent Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Parent Borrower or the Administrative Agent as will enable the Parent Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below or (B) required by applicable Law other than the Code or the taxing authorities of the jurisdiction pursuant to such applicable Law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.
(ii)Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,
(A)any Recipient that is a U.S. Person shall deliver to the Parent Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Parent Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), whichever of the following is applicable:
(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)executed copies of IRS Form W-8ECI;
(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(IV)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Parent Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Parent Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Parent Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Parent Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent Borrower or the Administrative Agent as may be necessary for the Parent Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)Each Recipient agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Parent Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(g)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
1.02Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to ~~perform any of its obligations hereunder or~~ make, maintain or fund ~~or charge~~Loans whose interest ~~with respect to any Credit Extension~~is determined by reference to a Relevant Rate, or to determine or charge interest rates based upon ~~the Eurocurrency~~a Relevant Rate~~,~~ or ~~any Governmental Authority has imposed material restrictions on the authority of such Lender~~ to purchase or sell, or to take deposits of, ~~Dollars or~~ any ~~Alternative~~Alternate Currency in the applicable interbank market, then, ~~on~~upon notice thereof by such Lender to the Parent Borrower (through the Administrative Agent), (~~i~~a) any obligation of such Lender to ~~issue,~~ make~~,~~ or maintain~~, fund or charge interest with respect to any such Credit Extension or to make or continue Eurocurrency Rate~~ Alternative Currency Loans in the affected currency or currencies or, in the case of ~~Eurocurrency Rate~~Loans denominated in Dollars, to make or maintain Daily SOFR Loans ~~in Dollars~~, to make or continue Term SOFR Loans or to convert Base Rate Loans ~~to Eurocurrency~~or Daily SOFR Loans to Term SOFR Loans or Base Rate Loans~~,~~ or Term SOFR Loans to Daily SOFR Loans shall be, in each case, suspended ~~and, solely in the case of Eurocurrency Rate Loans denominated in Dollars, replaced with an obligation of such Lender to fund Base Rate Loans instead of Eurocurrency Rate Loans~~, and (~~ii~~b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the ~~Eurocurrency Rate~~Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurocurrency Rate~~Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Parent Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (~~x~~i) the ~~Parent Borrower~~Borrowers shall, upon written demand from such Lender (with a copy to the Administrative Agent), ~~prepay or, if~~take the following applicable ~~and such~~steps: (x) prepay all Alternative Currency Loans ~~are denominated~~ in ~~Dollars,~~the affected currency or currencies, (y) immediately convert all Daily SOFR Loans of such Lender to Base Rate Loans and (z) convert all ~~Eurocurrency Rate~~Term SOFR Loans of such Lender to Base Rate Loans ~~(the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either~~ on the last day of the Interest Period therefor~~,~~ if such Lender may lawfully continue to maintain such ~~Eurocurrency Rate~~ Loans to such day~~,~~ (or immediately~~,~~ if such Lender ~~may~~is not lawfully permitted to continue to maintain such ~~Eurocurrency Rate~~ Loans to such day) and (~~y~~ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon ~~the Eurocurrency Rate~~Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the ~~Eurocurrency Rate~~Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon ~~the Eurocurrency Rate~~Term SOFR. Upon any such prepayment or conversion, the ~~Parent Borrower~~Borrowers shall also pay accrued interest on the amount so prepaid or converted. Notwithstanding anything else provided here and for the avoidance of doubt, in the event that any Lender gives written notice (each, a “GBSA Notice”) to the Parent Borrower and the Administrative Agent that, in such Lender’s good faith determination (which determination shall be final and conclusive and binding upon all parties hereto), due to the implementation of the GBSA, or due to the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of the GBSA or any corresponding future European legislation or any regulation thereunder, the arrangements contemplated by this Agreement, the other Loan Documents, the Loans or any Letter of Credit have, or will, become illegal, prohibited or otherwise unlawful (regardless of whether such illegality, prohibition or unlawfulness could be prevented by transferring such arrangements or Loans to an affiliate or other third party) (such illegality, prohibition or other unlawfulness being a “GBSA Illegality Event”), then the Parent Borrower shall have 30 days immediately following the date of such GBSA Notice (such 30th day thereafter being the “GBSA Repayment and Commitment Termination Date”) to cure such GBSA Illegality Event; provided, however, that if, on the GBSA Repayment and Commitment Termination Date, in such Lender’s good faith determination (which determination shall be conclusive and binding upon all parties hereto) such GBSA Event is continuing or any other GBSA Event has occurred and is continuing, then (1) all of the obligations of such Lender shall become due and payable on the GBSA Repayment and Commitment Termination Date, and the Borrowers shall repay the outstanding principal of such obligations together with accrued interest and fees thereon as promptly as possible (and in no event no later than the fifth Business Day immediately after the GBSA Repayment and Commitment Termination Date) and such repayment shall not be subject to the terms and conditions of Section 2.12 and (2) any Commitment of such Lender shall terminate on the date of such written notice.
1.03Inability to Determine Rates; Replacement of Relevant Rates or Successor Rates.
(a)Inability to Determine Rates. If in connection with any request for a ~~Eurocurrency~~SOFR Loan or an Alternative Currency Loan, or a conversion of a Base Rate Loan or Term SOFR Loan to a Daily SOFR Loan, or a conversion ~~to~~of a Base Rate Loan or a Daily SOFR Loan to a Term SOFR Loan, or a continuation ~~thereof,~~ of any such Loans, as applicable, (i) the Administrative Agent determines ~~that (A) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of~~(which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 3.03(b) or Section 3.03(c) and the circumstances under clause (i) of Section 3.03(b) or of Section 3.03(c) or the Scheduled Unavailability Date, or the SOFR Scheduled Unavailability Date, has occurred with respect to such ~~Eurocurrency~~Relevant Rate ~~Loan~~(as applicable), or (B) ~~(x)~~ adequate and reasonable means do not otherwise exist for determining the ~~Eurocurrency~~Relevant Rate for ~~any~~the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed ~~Eurocurrency Rate~~ SOFR Loan ~~(whether denominated in Dollars~~ or an Alternative Currency~~)~~ Loan or in connection with an existing or proposed Base Rate Loan ~~and (y) the circumstances described in Section 3.03(c)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”)~~, or (ii) ~~the Required Lenders, by written notice to~~ the Administrative Agent~~,~~ or the Required Lenders determine that for any reason that the ~~Eurocurrency~~Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period ~~with respect to a proposed Eurocurrency Rate Loan~~or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such ~~Eurocurrency Rate~~ Loan~~, then in the case of each of clause (i) and (ii)~~, the Administrative Agent will promptly so notify the Parent Borrower and each Lender.

    Thereafter, (x) the obligation of the Lenders to make or maintain ~~Eurocurrency Rate~~ Loans in the affected ~~currency or~~ currencies, as applicable, or to convert Base Rate Loans or Term SOFR Loans to Daily SOFR Loans, or to convert Base Rate Loans or Daily SOFR Loans to Term SOFR Loans, shall be suspended ~~(~~in each case to the extent of the affected ~~Eurocurrency Rate~~ Loans or Interest ~~Periods)~~Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the ~~Eurocurrency Rate~~Term SOFR component of the Base Rate, the utilization of the ~~Eurocurrency Rate~~Term SOFR component in determining the Base Rate shall be suspended, in ~~the~~each case ~~of (1) clause (i) above,~~ until the Administrative Agent ~~notifies the Parent Borrower that such circumstances no longer exist and (2)~~(or, in the case of a determination by the Required Lenders described in clause (ii) ~~above,~~ of this Section 3.03(a), until the Administrative Agent~~,~~ upon ~~the~~ instruction of the Required Lenders~~,~~) revokes such notice.
    Upon receipt of such notice, (i) the ~~Parent Borrower shall either (A)~~Borrowers may revoke any pending request for a Borrowing of, conversion to, or continuation of ~~Eurocurrency Rate~~SOFR Loans ~~(~~, or Borrowing of, or continuation of Alternative Currency Loans to the extent of the affected ~~Eurocurrency Rate~~ Loans~~, currencies or Interest Periods), (B) repay (without regard to any prior notice requirement set forth in Section 2.04) in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurocurrency Rate Loan together with accrued interest thereon on the last day of the then current~~ or Interest Period or determination date(s), as applicable ~~to such Eurocurrency Rate Loan, or (C) convert~~or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans ~~in~~denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii) (A) any outstanding SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately, in the case of a Daily SOFR Loan or at the end of the applicable Interest Period, in the case of a Term SOFR Loan and (B) any outstanding affected Alternative Currency Loans, at the Parent Borrower’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the Parent Borrower (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Parent Borrower of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Parent Borrower shall be deemed to have elected clause (1) above.
(b)~~Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 3.03(a), the Administrative Agent, in consultation with the Parent Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of Section 3.03(a), (2) the Administrative Agent determines, or the affected Lenders notify the Administrative Agent and the Parent Borrower, that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or~~

~~fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Parent Borrower written notice thereof.~~Replacement of SOFR or SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Parent Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Parent Borrower) that the Parent Borrower or Required Lenders (as applicable) have determined, that:
~~(c)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Parent Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Parent Borrower) that the Parent Borrower or Required Lenders (as applicable) have determined, that:~~
~~(i)~~
(i)adequate and reasonable means do not exist for ascertaining ~~LIBOR in Dollars or another LIBOR Quoted Currency for any requested~~SOFR and one month and three month Interest ~~Period~~Periods of Term SOFR, including~~, without limitation,~~ because SOFR or the ~~Eurocurrency~~Term SOFR Screen Rate, ~~(~~as ~~defined in clause (a) of the definition of Eurocurrency Rate)~~applicable, is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)~~(ii)    the administrator of the Eurocurrency Rate (as defined in clause (a) of the definition of Eurocurrency Rate) or a Governmental~~
(iii)the Applicable Authority ~~having jurisdiction over the Administrative Agent~~ has made a public statement identifying a specific date after which ~~LIBOR~~SOFR and one month and three month Interest Periods for Term SOFR or the ~~Eurocurrency~~Term SOFR Screen Rate, ~~(~~as ~~defined in clause (a) of the definition of Eurocurrency Rate)~~applicable, shall or will no longer be made available ~~with respect to Dollars or any other LIBOR Quoted Currency~~, or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars ~~or another LIBOR Quoted Currency~~, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent~~,~~ that will continue to provide ~~LIBOR~~SOFR or such Interest Periods for ~~the~~Term SOFR, as applicable ~~currency(ies)~~, after such specific date (~~such specific~~the latest date on which SOFR or one month and three month Interest Periods for Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”); ~~or~~
(iv)~~(iii)    syndicated loans denominated in Dollars or other applicable LIBOR Quoted Currencies that are currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR for the applicable currency(ies),~~

or if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then, the Administrative

Agent and the Borrowers may amend this Agreement solely for the purpose of replacing SOFR and/or Term SOFR for Dollars or any then current SOFR Successor Rate for Dollars in accordance with this Section 3.03, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such benchmarks (any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “SOFR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
(c)Replacement of Relevant Rate or Non-SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Parent Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Parent Borrower) that the Parent Borrower or Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining the Relevant Rate (other than SOFR or Term SOFR) for an Agreed Currency (other than Dollars) because none of the tenors of such Relevant Rate (other than SOFR or Term SOFR) under this Agreement is available or published on a current basis, and such circumstances are unlikely to be temporary; or
(ii)the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate (other than SOFR or Term SOFR) for an Agreed Currency (other than Dollars) under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Agreed Currency (other than Dollars), or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate (other than SOFR or Term SOFR) for such Agreed Currency (other than Dollars) (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (other than Dollars) under this Agreement are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);
or if the events or circumstances of the type described in Section 3.03(c) (i) or (ii) have occurred with respect to the Non-SOFR Successor Rate then in effect, then~~, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable~~, the Administrative Agent and the ~~Parent Borrower~~Borrowers may amend this Agreement solely for the purpose of replacing ~~LIBOR (for Dollars or the LIBOR Quoted~~the Relevant Rate for an Agreed Currency or any then current Successor Rate for an Agreed Currency ~~that is the subject of such notice)~~ in accordance with this Section 3.03 with ~~(1) in the case of Dollar denominated loans (x) one or more SOFR-Based Rates or (y) another alternate~~an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar ~~Dollar denominated syndicated~~ credit facilities ~~for such alternative benchmarks~~syndicated and ~~(2)~~agented in the ~~case of loans~~U.S. and denominated in ~~a LIBOR Quoted~~such Agreed Currency~~, another alternate benchmark rate~~

~~giving due consideration to any evolving or then existing convention for syndicated credit facilities denominated in such currency~~ for such alternative benchmarks~~;~~, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for ~~similarly denominated syndicated~~similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such benchmarks~~, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and~~  (any such proposed rate, ~~a “LIBOR~~ including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate”, and collectively with the SOFR Successor Rate, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the ~~Parent Borrower~~Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders ~~(A) in the case of an amendment to replace LIBOR with a rate described in clause (1)(x) above, object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (1)(y) or (2) above, object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to~~object to such amendment.
(d)Successor Rates. The Administrative Agent will promptly (in one or more notices) notify the Borrowers and each Lender of the implementation of any ~~SOFR-Based~~Successor Rate ~~contained in any such amendment. Such LIBOR~~.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such ~~LIBOR~~ Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
~~If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Parent Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Parent Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a loan into a request for a Borrowing of or conversion to (as applicable) a Base Rate Loan (and, in the case of a request for a loan denominated in a LIBOR Quoted Currency other than Dollars, such Base Rate Loan shall be the Dollar Equivalent of the requested loan amount determined based on the applicable Spot Rate in effect two business days immediately prior to the date of the requested funding).~~
Notwithstanding anything else herein, ~~any definition of LIBOR~~if at any time any Successor Rate ~~shall provide that in no event shall such LIBOR Successor Rate~~as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a ~~LIBOR~~ Successor Rate~~,~~ the Administrative Agent will have the right to make ~~LIBOR Successor Rate~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~LIBOR Successor Rate~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such ~~LIBOR Successor~~ Conforming Changes to the Parent Borrower and the Lenders reasonably promptly after such amendment becomes effective.
(e)Exclusion of Certain Lenders. For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant Alternative Currency shall be excluded from any determination of Required Lenders.
1.04Increased Costs~~; Reserves on Eurocurrency Rate Loans~~.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender ~~(except any reserve requirement contemplated by Section 3.04(e))~~ or any L/C Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or L/C Issuer or ~~the London~~any applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement ~~or Eurocurrency Rate~~, any SOFR Loans made by such Lender or any Alternative Currency Loans made by such Lender or any Letter of Credit issued by such L/C Issuer or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, the Parent Borrower will pay (or will cause the applicable Designated Borrower to pay) to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Parent Borrower will pay (or will cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Parent Borrower shall be conclusive absent manifest error. The Parent Borrower shall pay (or cause the applicable Designated Borrower to pay) such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation, provided that no Borrowers shall be required to compensate a Lender or an L/C Issuer pursuant to the provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Parent Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
~~(e)    Additional Reserve Requirements. The Parent Borrower shall pay (or cause the applicable Designated borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive) and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case, shall be due and payable on each date on which interest is payable on such Loan, provided the Parent Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.~~
1.05Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Parent Borrower shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan, Daily SOFR Loan or Alternative Currency Daily Rate Loan on a day other than the last day of the Interest Period, relevant interest payment date or payment date, as applicable, for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan or the receipt of a notice pursuant to Section 3.02 or Section 3.03) to prepay,

borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Parent Borrower or the applicable Designated Borrower;
(c)any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency); or
(d)any assignment of a ~~Eurocurrency~~Term SOFR Loan or an Alternative Currency Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Parent Borrower pursuant to Section 10.13;
including any loss or expense arising from the liquidation or reemployment of funds obtained (but excluding any loss of anticipated profits) by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract entered into in connection with the Loans. The Parent Borrower shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Parent Borrower (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each ~~Eurocurrency~~Term SOFR Loan and Alternative Currency Term Rate Loan made by it at Term SOFR or the ~~Eurocurrency~~Alternative Currency Term Rate for such Loan by a matching deposit or other borrowing in the ~~offshore~~applicable interbank market for such currency for a comparable amount and for a comparable period, whether or not such ~~Eurocurrency~~Term SOFR Loan or Alternative Currency Term Rate Loan was in fact so funded. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in this Section 3.05 and delivered to the Parent Borrower shall be conclusive absent manifest error. The Parent Borrower shall pay (or cause the applicable Designated Borrower to pay) such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
1.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrowers through any Lending Office, provided that the exercise of this option shall not affect the obligation of any Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Parent Borrower such Lender or L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Parent Borrower hereby agrees to pay (or to cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, if any Borrower is required to pay any Indemnified Taxes or additional amounts to any

Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or any Lender gives a notice pursuant to Section 3.02 (including a notice pursuant to the last sentence thereof), unless such notice has been given by Lenders holding at least fifty percent (50%) of the outstanding Loans and Commitments, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), the Parent Borrower may replace such Lender in accordance with Section 10.13.
1.07Survival. All obligations of the Loan Parties under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV.CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
1.01Conditions of Effectiveness. The effectiveness of this Agreement is subject to satisfaction or waiver of the following conditions precedent:
(a)The Administrative Agent’s receipt of the following, each of which shall be originals or e-mails (in a .pdf format) or telecopies (in each case, followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)executed counterparts of this Agreement (it being understood that the Loan Parties agree to deliver after the Closing Date originals sufficient in number for distribution to each Lender requesting an originally executed copy of this Agreement);
(ii)a Revolving Note executed by the Borrower(s) in favor of each Lender requesting a Note;
(iii)such certificates of resolutions or other action and incumbency certificates of Responsible Officers of each Loan Party, in each case, as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing and in good standing in its jurisdiction of organization;
(v)a favorable opinion of Latham & Watkins LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
(vi)a certificate of a Responsible Officer of the Parent Borrower either (A) attaching copies of all consents, licenses and approvals (other than the resolutions referenced in clause (iii) above) required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii)a certificate signed by a Responsible Officer of the Parent Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) that no action, suit, investigation or proceeding is pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority that (1) relates to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (2) could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;
(viii)a Solvency Certificate signed by the chief financial officer or the chief accounting officer of the Parent Borrower certifying that, after giving effect to the transactions to occur on the Closing Date (including, without limitation, all Credit Extensions to occur on the Closing Date), the Loan Parties and their Subsidiaries, taken as a whole and on a consolidated basis, are Solvent;
(ix)the financial statements referenced in Section 5.05(a) and (b); and
(x)such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuers or the Required Lenders reasonably may require.
(b)Any fees required to be paid to the Lenders, the Administrative Agent and the Arrangers on or before the Closing Date shall have been paid.
(c)The receipt by the Administrative Agent of all necessary information in connection with the PATRIOT Act, “know your customer” requirements, the Beneficial Ownership Regulation (including a Beneficial Ownership Certification, if requested), and other customary requirements, in each case to be delivered by the Loan Parties not later than five Business Days prior to the Closing Date to the extent such information is requested not later than ten Business Days prior to the Closing Date.
(d)Unless waived by the Administrative Agent, the Parent Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel) to the extent invoiced at least two Business Days prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
1.02Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to ~~the other~~another Type, or a continuation of ~~Eurocurrency~~Term SOFR Loans or Alternative Currency Term Rate Loans) is subject to the following conditions precedent:

(a)The representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (i)) after giving effect to such qualification and (iii) that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.
(b)No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)The Administrative Agent and, if applicable, the applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof that includes a certification by a Responsible Officer of the Parent Borrower that such proposed Credit Extension does not violate the provisions of the KWI Note Indentures, the Existing KWE Notes or the Existing KWE Bonds (or any documents governing any of the foregoing).
(d)If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.17 to the designation of such Borrower as a Designated Borrower shall have been met to the reasonable satisfaction of the Administrative Agent.
(e)In the case of a Credit Extension to be denominated in an Alternative Currency, ~~there shall not have occurred any adverse change in national or international financial, political or economic conditions or currency exchange rates or exchange controls that in the reasonable opinion of the Administrative Agent or the Required Revolving Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative~~such currency remains an Eligible Currency.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to ~~the other~~another Type or a continuation of ~~Eurocurrency~~Term SOFR Loans or Alternative Currency Term Rate Loans) submitted by the Parent Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.REPRESENTATIONS AND WARRANTIES
Each Borrower represents and warrants to the Administrative Agent and the Lenders that:
1.01Existence, Qualification and Power. Each Consolidated Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
1.02Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Material Contract to which such Person is a party or affecting such Person or the properties of such Person or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, in each case under clauses (b)(ii) and (c) in a way that has or could reasonably be expected to have a Material Adverse Effect.
1.03Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.
1.04Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, whether enforcement is sought by a proceeding in equity or at law.
1.05Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)The unaudited consolidated balance sheet of the Parent and its Subsidiaries dated September 30, 2019, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects, in the case of the consolidated financials, the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to year-end and audit adjustments. Neither the Parent nor any of its Subsidiaries has on the Closing Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required to be set forth in its financial statements or notes thereto, except as referred to or reflected or provided for in said financial statements.
(c)Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(d)[Reserved.]
(e)The consolidated projected balance sheets and statements of income or operations and cash flows of the Parent and its Subsidiaries delivered pursuant to Section 6.01(c) were prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that such projected information is subject to future events and are not to be viewed as facts, such projected information is subject to uncertainties and contingencies, many of which are beyond the Borrowers’ control and that no assurance can be given that any particular projected information will be realized and actual results during the period or periods covered by any such projected information may differ significantly from the projected results and such differences may be material.
1.06Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Consolidated Party or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
1.07No Default. No Consolidated Party is in default under or with respect to any Material Contract that could reasonably be expected to result in a termination of such Material Contract. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
1.08Ownership of Property; Liens. Each Consolidated Party has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No property of any Consolidated Party is subject to any Liens, other than Liens permitted by Section 7.01.
1.09Environmental Compliance.
(a)Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (A) each Consolidated Party and its operations and facilities are in compliance with, and not subject to any known liabilities under applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Parent or its Subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (B) no Consolidated Party has received any written communication, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that the Parent or any of its Subsidiaries is in violation of any Environmental Law; (C) there is no claim, action or cause of action filed with a Governmental Authority, no investigation with respect to which the Parent has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of any Consolidated Party based on or pursuant to any Environmental Law pending or, to the Parent’s knowledge, threatened against any Consolidated Party or any person or entity whose liability under or pursuant to any Environmental Law any Consolidated Party has retained or assumed either contractually or by operation of law; (D) no Consolidated Party is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (E) no Lien or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by any Consolidated Party; and (F) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Hazardous Material, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of any Consolidated Party, including without limitation, any such liability which any Consolidated Party has retained or assumed either contractually or by operation of law.
1.10Insurance. The properties of each Consolidated Party are insured with financially sound and reputable insurance companies not Affiliates of the Parent, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Consolidated Party operates.
1.11Taxes. The Consolidated Parties have filed all federal and other material tax returns and reports required to be filed, and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. No Consolidated Party has knowledge (or could reasonably have knowledge upon due inquiry) of any proposed tax assessment against any Consolidated Party that would, if made, have a Material Adverse Effect.
1.12ERISA Compliance.
(a)Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code or an application for such a letter is currently being processed by the Internal Revenue Service, and, to the knowledge of the Consolidated Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) no ERISA Event has occurred, and no Consolidated Party is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Consolidated Party and, to the knowledge of the Consolidated Parties, each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and, to the knowledge of the Consolidated Parties, no facts or circumstances exist that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) no Consolidated Party or ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or Section 4212(c) of ERISA; (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and, to the knowledge of the Consolidated Parties, no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan; (vi) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws relating thereto; (vii) no Borrower has engaged in any non-exempt prohibited transaction (within the meaning of Section 4975 of the Code) with respect to any Plan; and (viii) there are no pending or, to the knowledge of the Consolidated Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan.
(c)As of the Closing Date, no Consolidated Party or ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan.
(d)As of the Closing Date, no Consolidated Party is or will be a Benefit Plan.
1.13Subsidiaries; Equity Interests. As of the Closing Date (after giving effect to the transactions to occur on the Closing Date), the Parent has no Subsidiaries other than the Parent Borrower and Subsidiaries that are Required Subsidiary Guarantors other than those specifically disclosed on Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by another Loan Party in the amounts specified on Schedule 5.13 free and clear of all Liens. Schedule 5.13 sets forth as to the Parent and each other Loan Party the jurisdiction of its incorporation or organization, the type of organization it is and its true and correct U.S. taxpayer ID number.
1.14Margin Regulations; Investment Company Act.
(a)No Consolidated Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of any Consolidated Party only or of the Parent and its Subsidiaries on a consolidated basis) will be margin stock.
(b)None of the Parent, any Person Controlling the Parent, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
1.15Disclosure. As of the Closing Date, the Parent Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No written report, financial statement, certificate or other written information furnished by or on behalf of any Consolidated Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) when furnished and taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and estimates, the Parent Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that such projected information as to future events and are not to be viewed as facts, such projected information is subject to uncertainties and contingencies, many of which are beyond the Borrowers’ control, no assurance can be given that any particular projected information will be realized and actual results during the period or periods covered by any such projected information may differ significantly from the projected results and such differences may be material.
1.16Compliance with Laws. Each Consolidated Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
1.17Intellectual Property; Licenses, Etc. The Consolidated Parties own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “IP Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such IP Rights would not result in a Material Adverse Effect. No Consolidated Party has received any notice of infringement of or conflict with asserted IP Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.
1.18Solvency. The Parent and its Subsidiaries on a consolidated basis are Solvent.
1.19OFAC; Designated Jurisdictions. None of the Consolidated Parties, nor, to the knowledge of the Consolidated Parties, any director, officer, employee, agent, Affiliate or representative of any thereof, is an individual or entity that is, or is owned or Controlled by any individual or entity that is (or any group of individuals or entities that are) (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other sanctions authority having jurisdiction over the Consolidated Parties, (iii) located, organized or resident in a Designated Jurisdiction or (iv) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Credit Extension, nor the proceeds from any Credit Extension, has been used, directly or indirectly, or has otherwise been made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business with any Person located, organized or residing in any Designated Jurisdiction or who is the subject or target of any Sanctions, or in any other manner that will result in a violation by any Consolidated Party of Sanctions. The Consolidated Parties have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.
1.20Anti-Corruption Laws; Anti-Money Laundering Laws.
(a)The Consolidated Parties have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions applicable to any

Consolidated Party, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
(b)No Consolidated Party, nor, to the knowledge of the Consolidated Parties, any director, officer, employee, agent, Affiliate or representative of any thereof (i) has violated in the last five years or is currently in violation of any applicable anti-money laundering Law or (ii) has engaged in the last five years or currently engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable Law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Cooperation and Development's Financial Action Task Force on Money Laundering.
1.21Stock Exchange Listing. The common Equity Interests of the Parent are listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market.
1.22Senior Secured Indebtedness. The Obligations constitute Indebtedness that is permitted to be secured by a “Permitted Lien” under and as defined in, the KWI Note Indentures as in effect on the Closing Date.
1.23Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
1.24Representations as to Foreign Obligors.
(a)Each Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by each Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither any Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.
(b)The Applicable Foreign Obligor Documents with respect to each Foreign Obligor are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.
(c)There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed in writing to the Administrative Agent.
(d)The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by each Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).
1.25AIF Representations.
(a)Except for any equity investment in any Affiliate of any Borrower in respect of fund seeding activities, no portion of any Credit Extension has been or will be used to finance or refinance, directly or indirectly, any “substantially leveraged AIFs” (as defined in Article 111 of Commission Delegated Regulation (EU) No 231/2013 of 19 December 2012, as amended).
(b)Neither any Borrower nor any Subsidiary is, and does not intend to qualify as, a “substantially leveraged AIF” or “AIFM” (as defined in Article 111 of Commission Delegated Regulation (EU) No 231/2013 of 19 December 2012, as amended).
ARTICLE VI.AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent indemnification obligations for which no claim has been asserted) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuers have been made), the Parent and the Parent Borrower shall, and shall cause each Consolidated Party to (or, solely in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, and 6.12, the Parent Borrower shall and solely in the case of the covenants set forth in Section 6.15, the Parent shall):
1.01Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:
(a)as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent (or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than any such qualification or exception solely as a result of the Loans becoming current obligations as a result of any Maturity Date occurring during the fiscal year immediately following the fiscal year for which such statements are furnished) or any qualification or exception as to the scope of such audit;
(b)as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent (or, if earlier, 5 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal quarter ending March 31, 2020), a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and
(c)as soon as available, but in any event not more than 75 days after the beginning of each fiscal year of the Parent, forecasts prepared by management of the Parent, in form satisfactory to the Administrative Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of the Parent and its Subsidiaries, on a quarterly basis for such fiscal year (including the fiscal year in which the latest of the Maturity Dates occur).
As to any information contained in materials furnished pursuant to Section 6.02(c), the Parent Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b), but the foregoing shall not be in derogation of the obligation of the Parent Borrower to furnish the information and materials described in Sections 6.01(a) and (b) at the times specified therein.
1.02Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender:
(a)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ending March 31, 2020), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Parent, in form and detail reasonably satisfactory to the Administrative Agent, (which delivery may, unless the Administrative Agent, or a Lender through the Administrative Agent, requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(b)promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Parent by independent accountants in connection with the accounts or books of the Parent or any Subsidiary, or any audit of any of them;
(c)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, and copies of all annual, regular, periodic and special reports and registration statements which the Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(d)promptly after the furnishing thereof, copies of any material financial statement or report furnished to the trustee or any holder under any KWI Note Indenture or to any holder of debt securities of any Consolidated Party pursuant to the terms of any material indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;
(e)promptly, and in any event within five (5) Business Days after receipt thereof by any Consolidated Party, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Consolidated Party;
(f)promptly, such additional information regarding the business, financial or corporate affairs of any Consolidated Party, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and
(g)promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent, any L/C Issuer or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Parent Borrower’s or the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Parent Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its written request to the Parent Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Parent Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and, if requested by the Administrative Agent, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each Loan Party hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of any Consolidated Party hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Consolidated Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Loan Party hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Consolidated Parties or their securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, no Borrower shall be under any obligation to mark any Borrower Materials “PUBLIC”.
1.03Notices. Promptly notify the Administrative Agent and each Lender:
(a)of the occurrence of any Default;
(b)of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Material Contract of any Consolidated Party; (ii) any dispute, litigation, investigation, proceeding or suspension between any Consolidated Party and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Consolidated Group or any Consolidated Party, including pursuant to any applicable Environmental Laws;
(c)of the occurrence of any ERISA Event; and
(d)of any material change in accounting policies or financial reporting practices by the Parent or any Subsidiary, including any determination by the Parent Borrower referred to in Section 2.09(b).
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Parent Borrower setting forth details of the occurrence referred to therein and stating what action the Loan Parties have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
1.04Payment of Taxes and Other Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all federal and other material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; and (b) all lawful claims which, if unpaid, would by law become a Lien (other than a Lien permitted under Section 7.01) upon its property, in each case, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Consolidated Party.
1.05Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 or, solely in the case of Immaterial Subsidiaries, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

1.06Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted (provided that the foregoing shall not be deemed to apply to any casualty or condemnation that could not reasonably be expected to have a Material Adverse Effect); (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
1.07Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Parent, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.
1.08Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
1.09Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP in all material respects consistently applied shall be made of all financial transactions and matters involving the assets and business of any Consolidated Party; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Consolidated Parties.
1.10Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender (in the case of a Lender, coordinated through the Administrative Agent) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Parent Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Parent Borrower; provided, however, that (a) a representative of the Loan Parties shall be given the opportunity to be present for any discussion with their independent public accountants and (b) so long as no Event of Default has occurred and is continuing, the Loan Parties shall not be required to pay for more than one such visit per fiscal year; provided, further, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Parent Borrower at any time during normal business hours and without advance notice.
1.11Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes, including acquisitions and development and redevelopment of real properties, in each case not in contravention of applicable Law or any Loan Document.
1.12Additional Guarantors.
(a)Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (or, if earlier, within three (3) Business Days after the date such New Subsidiary

(as hereinafter defined) becomes a guarantor of, or otherwise incurs a payment obligation under, the Indebtedness evidenced by the notes issued pursuant to any KWI Note Indenture (or such longer period as the Administrative Agent shall agree)) (such date, the “Notification Date”);
(i)notify the Administrative Agent in writing of the existence of each Required Subsidiary Guarantor that is not at such time a Guarantor (each such Person being referred to as a “New Subsidiary”); and
(ii)provide the Administrative Agent with the U.S. taxpayer identification for each such New Subsidiary (or the equivalent thereof, with respect to any such Foreign Subsidiary).
In addition, the Parent Borrower shall promptly provide the Administrative Agent with any and all documentation and other information that the Administrative Agent, or any Lender through the Administrative Agent, reasonably requests in order to comply with the Administrative Agent’s or such Lender’s obligations under applicable “know your customer” and applicable anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation; and
(b)Within 5 Business Days after the Notification Date (or such longer period as the Administrative Agent shall agree), cause each such New Subsidiary (to the extent such New Subsidiary is not an Excluded Subsidiary) to:
(i)become a Guarantor by executing and delivering to the Administrative Agent a New York law joinder agreement in substantially the form attached hereto as Exhibit E; provided that any Guarantee provided by a Foreign Subsidiary shall be subject to any local law limitations on such Guarantee which are applicable to such Foreign Subsidiary as may be agreed between the Parent Borrower, such Foreign Subsidiary and the Administrative Agent, each acting reasonably, and as specified in the applicable joinder agreement; and
(ii)deliver to the Administrative Agent (x) the items referenced in Section 4.01(a)(iii) and (iv) with respect to such New Subsidiary and (y) if reasonably requested by the Administrative Agent, favorable opinions of counsel (which counsel may be in-house counsel in the case of a New Subsidiary that is a Domestic Subsidiary, and shall otherwise be reasonably acceptable to the Administrative Agent), addressed to the Administrative Agent and each Lender, as to such matters concerning such New Subsidiary and the Loan Documents to which such New Subsidiary is a party as the Administrative Agent may reasonably request all in form, content and scope reasonably satisfactory to the Administrative Agent.
Notwithstanding anything to the contrary contained in this Agreement, in the event that the results of any such “know your customer” or similar investigation conducted by the Administrative Agent with respect to any Subsidiary is not reasonably satisfactory to the Administrative Agent, such Subsidiary shall not be permitted to become a Guarantor.
1.13Compliance with Environmental Laws. Except for any failure to do so which would not reasonably be expected to result in a Material Adverse Effect, comply, and use its commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits relating to such properties; obtain and renew all material Environmental Permits necessary for its operations and properties; and conduct any required investigation, study, sampling and testing, and undertake any required cleanup, response, removal, remedial or other corrective action necessary to remove, remediate and clean up all Hazardous Materials at, on, under or emanating from any of the properties owned, leased or operated by it in accordance with the requirements of all applicable Environmental Laws; provided, however, that the Consolidated Parties shall not be required to undertake any such cleanup, removal, remedial or other corrective action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
1.14Further Assurances. Promptly upon request by the Administrative Agent, (a) correct any material defect or manifest error that may be discovered in any Loan Document and (b) do, execute and take any and all such further acts, deeds, certificates and assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to carry out more effectively the provisions of the Loan Documents.
1.15Maintenance of Stock Exchange Listing. At all times cause at its common Equity Interests to be listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market.
1.16Anti-Money Laundering; Anti-Corruption Laws; Sanctions. Conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions applicable to any Consolidated Party, with all applicable anti-money laundering law, and maintain policies and procedures designed to promote and achieve compliance with all such Laws, and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with all such Sanctions.
ARTICLE VII.NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent indemnification obligations for which no claim has been asserted) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than any Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer have been made), the Parent and the Parent Borrower shall not, nor shall it permit any Consolidated Party to, directly or indirectly:
1.01Liens. Create, incur, assume or suffer to exist any Lien or Negative Pledge upon:
(a)after the Closing Date, any Equity Interest of KWE or any income from the foregoing, other than any Liens (i) for Taxes, fees, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (ii) securing judgments for the payment of money or attachment Liens that do not constitute an Event of Default under Article VIII;
(b)any Equity Interest of any Borrower or any income from the foregoing, other than any Liens (i) for Taxes, fees, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (ii) securing judgments for the payment of money or attachment Liens that do not constitute an Event of Default under Article VIII; or
(c)any of its property, assets or revenues, whether now owned or hereafter acquired to secured any Indebtedness (other than Indebtedness hereunder) if after giving effect thereto, the Consolidated Parties would be prohibited under (i) the KWI Note Indentures from granting “Permitted Liens” (as defined in the KWI Note Indentures as in effect on the Closing Date) or (ii) any other Contractual Obligation from granting Liens on assets, in each case, having an undepreciated GAAP book value at least equal to the aggregate amount of outstanding Loans and Commitments under the Facilities at such time, to secure, on an exclusive basis, the Obligations.
1.02Investments. Make or allow any Investment unless (i) no Event of Default exists at the time of, or after giving effect to, the making of such Investment and (b) immediately after giving effect to the making of such Investment, the Consolidated Parties shall be in compliance, on a pro forma basis, with the provisions of Section 7.10, such pro forma calculation to be made as of the last day of the fiscal quarter most recently ended prior to the date such Investment is made and for which financial statements have been delivered, or are required to be delivered pursuant to Section 6.01(a) or (b).
1.03Indebtedness. Create, incur or assume or suffer to exist any Indebtedness unless (a) no Event of Default has occurred and is continuing immediately before and after the incurrence of such Indebtedness and (b) immediately after giving effect to the incurrence of such Indebtedness, the Consolidated Parties shall be in compliance, on a pro forma basis, with the provisions of Section 7.10; provided that notwithstanding the foregoing, in no event shall (i) any Consolidated Party incur (whether as a borrower, guarantor, or otherwise) on or after the Closing Date, any Unsecured Indebtedness that has a final maturity date that is earlier than 180 days after the Final Revolver Maturity Date, provided that the Consolidated Parties may provide unsecured guarantees or otherwise provide unsecured credit support in respect of Group Secured Indebtedness of (A) Domestic Subsidiaries with an earlier final maturity date in an aggregate amount at any time outstanding not to exceed $100,000,000 and (B) Foreign Subsidiaries with an earlier maturity date in an aggregate amount at any time outstanding not to exceed $50,000,000 minus the amount of Indebtedness outstanding pursuant to clause (iii) below; (ii) any member of the KWE Group incur (whether as a borrower, guarantor, or otherwise) on or after the Closing Date, any Recourse Indebtedness that constitutes Unsecured Indebtedness, other than KWE Permitted Indebtedness; or (iii) the Parent, the Parent Borrower or any other Domestic Subsidiary guarantee or otherwise provide credit support in respect of any Indebtedness of any Foreign Subsidiary, including any member of the KWE Group (unless such member is a Loan Party), in an aggregate amount at any time outstanding in excess of $50,000,000 minus the amount of Indebtedness outstanding pursuant to clause (i)(B) above at any time.
1.04Fundamental Changes; Dispositions. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) all or substantially all of the property or assets (whether now owned or hereafter acquired) of the Consolidated Group or the Parent Borrower and its Subsidiaries taken as a whole to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:
(a)any Borrower or any other Subsidiary may merge or consolidate with any other Person (other than the Parent); provided that (i) (x) if the Parent Borrower is a party to such merger or consolidation, then the Parent Borrower shall be the continuing or surviving Person and (y) no Change of Control shall result therefrom, (ii) if any other Borrower is a party to such merger or consolidation, then, unless clause (i) is applicable, the continuing or surviving Person shall be, or contemporaneously therewith become, a Borrower and (iii) if any Subsidiary Guarantor is a party to such merger or consolidation, then, unless clause (i) or clause (ii) is applicable, the continuing or surviving Person shall be, or contemporaneously therewith become, a Subsidiary Guarantor;
(b)any Subsidiary (other than any Borrower) may dissolve or liquidate if the Parent determines in good faith that such dissolution or liquidation is in the best interests of the Consolidated Parties and is not materially disadvantageous to the Lenders;
(c)the Parent may merge or consolidate with any other Person (other than any Borrower or any Subsidiary); provided that the Parent shall be the continuing or surviving Person and no Change of Control shall result therefrom; and
(d)the Parent or the Parent Borrower may engage in a merger or consolidation transaction for the purpose of reorganizing or reincorporating in any jurisdiction that is a State of the United States of America or the District of Columbia, but not any other jurisdiction.
1.05Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, if, at the time such Person makes such Restricted Payment, or incurs any obligation to do so, or issues or sells Equity Interests, (a) there exists any Event of Default arising under Section 8.01(a), (f) or (g), (b) the Obligations have been accelerated or (c) such Restricted Payment or issuance or sale of Equity Interests would not be permitted under the terms of the KWI Note Indentures as in effect on the Closing Date; provided that notwithstanding the foregoing, (i) any Consolidated Party may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person and (ii) any Consolidated Party other than Parent may make Restricted Payments to the holders of its Equity Interests.
1.06Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Consolidated Parties on the Closing Date or any business substantially related or incidental thereto or reasonable extensions thereof.
1.07Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Parent, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Consolidated Party as would be obtainable by such Consolidated Party at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (a) transactions between or among the Parent, any Borrower and any Subsidiary Guarantor, (b) Investments or Restricted Payments not prohibited hereunder, (c) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors or other governing body of the Parent or the Parent Borrower, (d) loans or advances to employees or consultants in the ordinary course of business of the Parent or any Consolidated Party, (e) the payment of reasonable fees and compensation to, or the provision of employee benefit arrangements and indemnity for the benefit of, directors, officers, employees and consultants of any Consolidated Party in the ordinary course of business, (f) any transaction between or among any Consolidated Party, any co-investment vehicle or joint venture or similar entity (including any separate account or investment program managed, operated or sponsored by an investment subsidiary) which would constitute an affiliate transaction solely because such Consolidated Party owns an equity interest in or otherwise controls such other Consolidated Party, co-investment vehicle, joint venture or similar entity (including any separate account or investment program managed, operated or sponsored by an investment subsidiary), (g) the issuance or sale of any Equity Interests of the Parent Borrower or Parent, (h) the existence of, or the performance by any Consolidated Party of its obligations under the terms of any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) or warrant agreement to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, that the existence of, or the performance by any Consolidated Party of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (h) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders in any material respect, and (i) transactions with Unconsolidated Affiliates relating to the provision of management services and overhead and similar arrangements in the ordinary course of business.
1.08Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Consolidated Party to make Restricted Payments to any Borrower or any Guarantor, (b) any Consolidated Party to otherwise transfer property to any Borrower or any Guarantor or (c) any Subsidiary (other than an Excluded Subsidiary) to Guarantee the Obligations; provided, however, that (i) clause (a) above shall not prohibit limitations on Restricted Payments contained in the KWI Note Indentures as in effect on the Closing Date or any other indenture containing similar limitations on Restricted Payments, so long as such limitations are no more onerous, taken as a whole, than the limitations on Restricted Payments contained in the KWI Note Indentures as in effect on the Closing Date; (ii) clauses (a) and (b) above shall not apply to customary limitations on Restricted Payments contained in the constituent documents of, or joint venture agreements or other similar agreements entered into in the ordinary course of business that are applicable solely to a non-Wholly-Owned Subsidiary; (iii) clause (b) above shall not prohibit any Negative Pledge (x) incurred or provided in favor of any holder of Group Secured Indebtedness that is owed to a non-Affiliate of the Parent and that is permitted under Section 7.03 (provided that such Negative Pledge shall only be effective against the assets or property securing such Indebtedness) or (y) contained in any agreement in connection with a Disposition not prohibited by this Agreement (provided that such limitation shall only be effective against the assets or property that are the subject of such Disposition), (iv) clauses (a) and (b) above shall not apply to restrictions in the terms of any agreement relating to Indebtedness permitted pursuant to this Agreement so long as such restrictions are no more onerous than the restrictions in this Agreement; (v) clauses (a) and (b) above shall not apply to any encumbrance or restriction contained in the terms of any agreement relating to Indebtedness permitted to be incurred by a Consolidated Party under this Agreement, if (x) either (1) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a covenant default contained in such Indebtedness or agreement or (2) the applicable Consolidated Party determines at the time any such Indebtedness is incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect any Consolidated Party’s ability to perform its obligations under this Agreement and (y) the encumbrance or restriction is not materially more disadvantageous to the Lenders than is customary in comparable financings or agreements (as determined by the Board of Directors of the applicable Consolidated Party in good faith), and any refinancing thereof, so long as such encumbrances or restrictions are not materially less favorable, taken as a whole, to the Lenders than encumbrances and restrictions with respect to such Consolidated Party contained in such predecessor Indebtedness or agreements; (vi) clauses (a) and (b) above shall not apply to any encumbrance or restriction with respect to a Consolidated Party pursuant to an agreement relating to any Indebtedness incurred by such Consolidated Party on or prior to the date on which such Consolidated Party was acquired by another Consolidated Party (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Consolidated Party became a Consolidated Party or was acquired by another Consolidated Party) and outstanding on such date, and any refinancing thereof, so long as such encumbrances or restrictions are not materially less favorable, taken as a whole, to the Lenders than encumbrances and restrictions with respect to such Consolidated Party contained in such predecessor agreements; (vii) clause (a) above shall not apply to any encumbrance or restriction pursuant to customary restrictions contained in any agreements governing any Non-Recourse Indebtedness of a Consolidated Party that are applicable solely to the Consolidated Party or Consolidated Parties that are the borrowers or guarantors of such Non-Recourse Indebtedness; (viii) clauses (a) and (b) above shall not apply to any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests or licenses of intellectual property to the extent such provisions restrict the transfer of the lease or the property leased or licensed thereunder; and (ix) clauses (a) and (b) above shall not apply to any encumbrance or restriction arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of the property or assets of any Consolidated Party in a manner material to the Consolidated Parties, taken as a whole, or materially affect any Consolidated Party’s ability to perform its obligations under this Agreement.
1.09Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
1.10Financial Covenants.
(a)Maximum Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of each fiscal quarter of the Parent to exceed sixty-five percent (65%); provided that on one occasion during the term of the Facilities, such ratio shall be permitted to increase to seventy percent (70%) for the fiscal quarter in which a Material Acquisition occurs and for the two consecutive full fiscal quarters immediately thereafter.
(b)Minimum Fixed Charge Coverage Ratio. Permit the ratio of (i) Consolidated EBITDA as of the last day of each fiscal quarter for the period of four full fiscal quarters then ended minus federal, state, local and foreign income taxes of the Parent Borrower and its Wholly-Owned Subsidiaries paid in cash during such period of four full fiscal quarters to (ii) Consolidated Fixed Charges for such period of four full fiscal quarters to be less than 1.70 to 1.00.
(c)Minimum Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth as of the last day of each fiscal quarter be less than the sum of (i) $1,700,000,000 plus (ii) an amount equal to fifty percent (50%) of net equity proceeds received by the Parent after the date of the most recent financial statements that are available as of the Closing Date (other than proceeds received within ninety (90) days before or after the redemption, retirement or repurchase of Equity Interests in the Parent up to the amount paid by the Parent in connection with such redemption, retirement or repurchase, in each case where, for the avoidance of doubt, the net effect is that the Parent shall not have increased its net worth as a result of any such proceeds).
(d)Maximum Recourse Leverage Ratio. Permit Consolidated KWH Recourse Indebtedness (as defined in the KWI Note Indenture described in clause (a) of such definition as in effect on the Closing Date) and Indebtedness evidenced by notes issued pursuant to either of the Existing Note Indentures but otherwise excluding Indebtedness permitted to be incurred pursuant to Section 4.02(B) of the KWI Note Indenture described in clause (a) of such definition as in effect on the Closing Date) as of the last day of each fiscal quarter to exceed an amount equal to Consolidated Tangible Net Worth as of such date multiplied by 1.5.
(e)Maximum Secured Recourse Leverage Ratio. Permit Consolidated Secured Recourse Indebtedness as of the last day of each fiscal quarter to exceed the greater of (i) three and one-half percent (3.5%) of Consolidated Total Asset Value as of such date and (ii) $299,000,000.
(f)Maximum Adjusted Secured Leverage Ratio. Permit the Adjusted Secured Leverage Ratio to exceed fifty-five percent (55%) as of the last day of each fiscal quarter.
(g)Minimum Liquidity. Permit Liquidity at any time to be less than $75,000,000.
1.11Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer or otherwise) of Sanctions.
1.12Anti-Corruption Laws; Anti-Money Laundering.
(a)Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions applicable to any Consolidated Party.
(b)Directly or indirectly engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable Law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Cooperation and Development's Financial Action Task Force on Money Laundering or violate these Laws or any other applicable anti-money laundering Law or engage in these actions.
1.13Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) fiscal year (other than a change in the fiscal year of a Subsidiary to match the fiscal year of the Parent).
1.14Amendments of Organization Documents. At any time, cause or permit any Consolidated Party’s Organization Documents to be modified, amended, amended and restated or supplemented in any respect whatsoever, without, in each case, the express prior written consent or approval of the Administrative Agent and the Required Lenders,

if such changes would adversely affect such Consolidated Party’s ability to repay the Obligations.
ARTICLE VIII.EVENTS OF DEFAULT AND REMEDIES
1.01Events of Default. Any of the following shall constitute an Event of Default:
(a)Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. Any Consolidated Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11, 6.12 or 6.15 (with respect to the Parent) or Article VII or Article XI; or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) the date upon which an officer of any Loan Party obtains knowledge of such default or (ii) the receipt by the Parent Borrower of written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a “notice of default” and to refer specifically to this clause (c)); or
(d)Representations and Warranties. Any representation, warranty, certification or written statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made (or, to the extent qualified by materiality, shall be incorrect in any respect when made or deemed made); or
(e)Cross-Default.
(i)Any Consolidated Party (A) fails to make any payment when due, after the expiration of any applicable grace or cure periods set forth therein (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Recourse Indebtedness or Guarantee of Recourse Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount outstanding, individually or in the aggregate with all other Indebtedness as to which such failure exists, of more than $50,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded;

(ii)any Consolidated Party (A) fails to make any payment when due, after the expiration of any applicable grace or cure periods set forth therein (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Non-Recourse Indebtedness or Guarantee of Non-Recourse Indebtedness or (B) fails to observe or perform any other agreement or condition relating to any Non-Recourse Indebtedness or Guarantee of Non-Recourse Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that no Event of Default shall occur under this clause (ii) unless an event described in clause (A) or (B) occurs and is continuing (1) in respect of three or more unrelated issuances of Non-Recourse Indebtedness or Guarantees of Non-Recourse Indebtedness having an aggregate principal amount outstanding of more than $75,000,000 or (2) in respect of any Non-Recourse Indebtedness or Guarantee of Non-Recourse Indebtedness having an aggregate principal amount outstanding, individually or in the aggregate with all other Non-Recourse Indebtedness or Guarantees of Non-Recourse Indebtedness as to which an event described in clause (A) or (B) exists, of more than $300,000,000;
(iii)there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Consolidated Party is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Consolidated Party is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Consolidated Party as a result thereof is greater than $50,000,000; or
(f)Insolvency Proceedings, Etc. Any Consolidated Party (other than an Immaterial Subsidiary, the total assets of which, in the aggregate together with the total assets of all other Immaterial Subsidiaries for which any event under this clause (f) exists, as of the last day of the then most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b) do not exceed 10.0% of Consolidated Total Asset Value) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment. (i) Any Consolidated Party (other than an Immaterial Subsidiary, the total assets of which, in the aggregate together with the total assets of all other Immaterial Subsidiaries for which any event under this clause (g) exists, as of the last day of the then most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b) do not exceed 10.0% of Consolidated Total Asset Value) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 consecutive days after its issue or levy; or
(h)Judgments. There is entered against any Consolidated Party (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $30,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Consolidated Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000,000, or (ii) any Consolidated Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000,000; or
(j)Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Consolidated Party or any other Person contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(k)Change of Control. There occurs any Change of Control.
1.02Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;
(c)require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents and applicable Law;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
1.03Application of Funds. After an exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees, commitment fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Lender Hedge Agreements, ratably among the Lenders, the L/C Issuers and the Hedge Banks in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Parent Borrower pursuant to Sections 2.03 and 2.15; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Parent Borrower or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn, expired or cancelled, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or such Loan Party’s assets, but appropriate adjustments shall be made with respect to payments from the other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.03.
Notwithstanding the foregoing, Obligations arising under Lender Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a

Designation Notice that has been acknowledged in writing by the Parent Borrower, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Hedge Bank. Each Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE IX.ADMINISTRATIVE AGENT
1.01Appointment and Authority. Each of the Lenders and each of the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Other than with respect to the Parent Borrower’s consent rights under Section 9.06, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
1.02Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
1.03Exculpatory Provisions. The Administrative Agent or the Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arrangers, as applicable:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, any Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Parent Borrower, a Lender or an L/C Issuer.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
1.04Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
1.05Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative

Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
1.06Resignation of Administrative Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Parent Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Parent Borrower so long as no Event of Default shall have occurred and be continuing (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Parent Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Parent Borrower so long as no Event of Default shall have occurred and be continuing (such consent not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuers directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed

Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Parent Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders or L/C Issuers and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)Any resignation by, or removal of, Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). Upon the appointment by the Parent Borrower of a successor L/C Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
1.07Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer expressly acknowledges that none of the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender or each L/C Issuer as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and each L/C Issuer represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
1.08No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, the Syndication Agent, the Joint Bookrunners or the Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
1.09Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.08 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.
1.10Guaranty Matters. Without limiting the provisions of Section 9.09, the Lenders (including in its capacity as a potential Hedge Bank) and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Subsidiary Guarantor from its obligations under the Guaranty if such Person becomes an Excluded Subsidiary, ceases to be a Required Subsidiary Guarantor or ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
1.11Lender Hedge Agreements. No Hedge Bank that obtains the benefits of Section 8.03 or the Guaranty by virtue of the provisions hereof or of the Guaranty shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Lender Hedge Agreements unless the Administrative Agent has received a Designation Notice that has been acknowledged in writing by the Parent Borrower with respect to such Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Hedge Bank. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Lender Hedge Agreements in the case of a termination of this Agreement and the Facilities.
1.12Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
1.13Recovery of Erroneous Payments .
    Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.
ARTICLE X.    MISCELLANEOUS
1.01Amendments, Etc. Subject to ~~Section~~Sections 1.08(c), 2.02(g), 3.03~~(c)~~ and the last paragraph of this Section 10.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Parent Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
(b)without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders or the Required Incremental Term Loan Facility Lenders, as the case may be;
(c)extend (except as provided in Section 2.13) or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(d)postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender entitled to such payment;
(e)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such payment; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(f)change Section 2.12 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; provided, that (i) with the consent of the Required Lenders, such terms and provisions may be amended on customary terms in connection with an “amend and extend” transaction, but only if all Lenders that consent to such “amend and extend” transaction are treated on a pro rata basis, (ii) such terms and provisions may be amended in connection with the establishment of any Incremental Term Loan Facility, with the consent of the Administrative Agent and the Lenders providing commitments for such Incremental Term Loan Facility, so long as such payments continue to be based on each Lender’s Applicable Percentage with respect to the Facilities in which it participates and (iii) such terms and provisions may be amended in connection with the establishment of any additional Alternative Currency pursuant to Section 1.08, with the consent of the Administrative Agent and the Lenders providing commitments for such Alternative Currency, so long as such payments continue to be based on each Lender’s Applicable Percentage with respect to the Revolving Credit Facility after giving effect to any risk participations in, or tranches established with respect to, such Alternative Currency;
(g)(i) change any provision of this Section or the definition of “Required Lenders”, without the written consent of each Lender, (ii) change the definition of “Required Revolving Lenders” or “Appropriate Lenders” (as it applies to the Revolving Credit Facility) without the written consent of each Revolving Lender, (iii) change the definition of “Required Incremental

Term Loan Facility Lenders” or “Appropriate Lenders” (as it applies to an Incremental Term Loan Facility) without the written consent of each Lender participating in such Incremental Term Loan Facility or (iv) change any other provision hereof specifying the number or percentage of Lenders, or otherwise identifying a specific group of Lenders, required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;
(h)release the Parent or K-W Properties, a California corporation from its obligations under the Guaranty or otherwise release all or substantially all of the value of the Guaranty, in each case, without the written consent of each Lender (it being understood that only the consent of the Required Lenders shall be required for a waiver of any requirement that any Foreign Subsidiary become a Guarantor);
(i)impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is an Incremental Term Loan Facility, each Lender participating in such Incremental Term Loan Facility, and (ii) if such Facility is the Revolving Credit Facility, each Revolving Lender; or
(j)amend Section 1.08 or the definition of “Alternative Currency” without the written consent of each Revolving Lender;
and, provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, (x) affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document or (y) amend or waive, or consent to any departure from, ~~the definitions of LIBOR, LIBOR Successor Rate, LIBOR Successor Rate Conforming Changes,~~or have the effect of amending or waiving or consenting to any departure from, Section 3.03, any term defined in such section, any term defined in any other section or provision in this Agreement relating to SOFR, Daily Simple SOFR, Term SOFR ~~or Scheduled Unavailability Date, clause (a) of the definition of Eurocurrency Rate or the provisions of Section 3.03(c)~~, any Alternative Currency Daily Rate, any Alternative Currency Term Rate, any Relevant Rate or any Successor Rate, or any term or provision relating to the replacement of any such rate or Successor Rate; and (iii) any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.
    Notwithstanding anything to the contrary herein,
(i)no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended (except as provided in Section 2.13) without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
(ii)the Administrative Agent and the Parent Borrower may, with the consent of the other (but without the consent of any Lender or other Loan Party), amend, modify or supplement this Agreement and any other Loan Document

(A)to cure any ambiguity, omission, typographical error, mistake, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of the Administrative Agent or any Lender,
(B)to add a “Guarantor” in accordance with the applicable provisions of this Agreement and the other Loan Documents, or
(C) (1) to add one or more additional revolving credit or term loan facilities to this Agreement, in each case as contemplated by, and subject to the limitations of Section 2.14, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, (2) to permit the Lenders providing such additional facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder, and (3) if an additional facility shall take the form of a revolving credit or term loan facility on terms that are not identical to the terms of the then existing facilities hereunder, to include such terms as are then customary for the type of facility being added; provided that the final maturity date of any such facility shall not be earlier than the Revolver Maturity Date, in the case of a revolving credit facility or the latest Maturity Date, in the case of a term loan facility.
1.02Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Parent Borrower or any other Loan Party, the Administrative Agent or any L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Consolidated Parties).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication

(including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, each L/C Issuer or the Loan Parties may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Consolidated Party, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party. In addition, in no event shall any Agent Party have any liability to any Consolidated Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of the Loan Parties, the Administrative Agent and each L/C Issuer may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Parent Borrower, the Administrative Agent and the L/C Issuers. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the

Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to one or more of the Consolidated Parties or their respective securities for purposes of United States federal or state securities laws.
(e)Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Loan Notices and Letter of Credit Applications) purportedly given by or on behalf of a Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall jointly and severally indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
1.03No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
1.04Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Parent Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates (including the reasonable and documented fees, charges and disbursements of a single primary counsel for the Administrative Agent and if reasonably deemed necessary by the Administrative Agent, of one special and local counsel in each relevant jurisdiction to the Administrative Agent, the Arrangers and their respective Affiliates, retained by the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, amendment and restatements, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, reinstatement, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the reasonable and documented fees, charges and disbursements of a single primary counsel for the Administrative Agent, the Lenders and the L/C Issuers and if reasonably deemed necessary by the Administrative Agent, of one special and local counsel in each relevant jurisdiction to the Lenders, the L/C Issuers and the Administrative Agent, retained by the Administrative Agent and, in the case of actual or asserted conflicts of interest, one additional special or local counsel, in each relevant jurisdiction) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification by the Parent Borrower. The Parent Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender, each L/C Issuer, and each of BofA Securities, Inc. and JPMorgan Chase, each in its capacity as a joint bookrunner, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) from and against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable, documented out-of-pocket expenses (limited, in the case of legal fees and expenses to the reasonable and documented fees and out-of-pocket disbursements and other charges of a single primary counsel for the Indemnitees, taken as a whole (and in the case of actual or asserted conflicts of interest, one additional counsel to all conflicted and similarly situated Indemnitees, taken as a whole), and if reasonably deemed necessary, of one special and local counsel in each relevant jurisdiction to the Indemnitees, taken as a whole (and in the case of actual or asserted conflicts of interest, one additional special or local counsel, in each relevant jurisdiction), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Parent Borrower or any other Loan Party) other than such Indemnitee and its Related Parties and reasonable settlement costs (in each case, excluding special damages or other consequential damages (including lost profits) to the extent such special damages or consequential damages do not represent an out-of-pocket loss or expense of an Indemnitee) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record that such Indemnitee reasonably believes is made by any Responsible Officer), the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of

Hazardous Materials at, on, under or emanating from any property owned, leased or operated by any Consolidated Party, or any Environmental Liability related in any way to any Consolidated Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Parent Borrower or any other Consolidated Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any Related Party of such Indemnitee, (y) result from a claim brought by a Loan Party against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) a dispute solely among Indemnitees and not involving any act or omission of the Parent Borrower or any of its Affiliates (other than, with respect to the Administrative Agent, any of the Arrangers or any other agent or arranger under this Agreement, any dispute involving such Person in its capacity or in fulfilling its role as such). Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Parent Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Arrangers, any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Arrangers, the L/C Issuers or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), any Arranger or any L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or any L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, each Loan Party agrees that it shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, in each case, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)Payments. All amounts due under this Section shall be payable not later than ten Business Days after receipt of a reasonably detailed invoice therefor.
(f)Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent and any L/C Issuer, the replacement of any Lender, the termination of the Facilities and the repayment, satisfaction or discharge of all the other Obligations.
1.05Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
1.06Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that other than pursuant to a transaction permitted under Section 7.04 (it being understood that any waiver with respect to Section 7.04 only requires the consent of Required Lenders) neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations) at the time owing to it); provided that in each case with respect to any Facility any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in Section 10.06(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in Section 10.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations under the different Facilities on a non-pro rata basis.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.06(b)(i)(B) and, in addition:
(A)the consent of the Parent Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Parent Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)the consent of each L/C Issuer shall be required for any assignment of Revolving Credit Commitments.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and such fee shall not be required in the case of an assignment by a Lender to its Affiliate. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons. No such assignment shall be made (A) to any Consolidated Party or any of their respective Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to (i) the assignee Lender and/or (ii) in the case of a partial assignment by a Lender, the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).
(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Loan Party and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower, any other Loan Party or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or any Consolidated Party or any Consolidated Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, other Loan Parties, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Parent Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under Section 10.06(b) and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Parent Borrower's request and expense, to use reasonable efforts to cooperate with the Parent Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative

Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign or grant a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment or grant of a security interest to secure obligations to a Federal Reserve Bank ~~or any other central bank~~; provided that no such pledge or assignment or grant shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.
(f)Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time a Lender that is an L/C Issuer assigns all of its Revolving Credit Commitment and Revolving Loans pursuant to Section 10.06(b) above, such Lender may, upon 30 days’ notice to the Parent Borrower and the Lenders, resign as an L/C Issuer. In the event of any such resignation as an L/C Issuer, the Parent Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Parent Borrower to appoint any such successor shall affect the resignation of such Lender as an L/C Issuer. If any Lender resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the resigning L/C Issuer and outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.
1.07Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (in which case the disclosing Person shall inform the Parent Borrower promptly thereof prior to such disclosure to the extent practicable and not prohibited by law, rule or regulation), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or Section 10.01 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any of the Borrowers and their obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Parent or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the prior written consent of the Parent Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Consolidated Party or (z) is independently discovered or developed by a party hereto without utilizing any Information received from any Consolidated Party or violating the terms of this Section. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Syndication Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the Parent or any Subsidiary relating to the Parent or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Parent or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Parent Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.
1.08Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Parent Borrower or any other Loan Party against any and all of the obligations of the Parent Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Parent Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Parent Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

1.09Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Parent Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
1.10~~Counterparts;~~ Integration; Effectiveness. This ~~Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Without limitation of Section 10.20, this~~ Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. ~~Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.~~
1.11Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
1.12Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the L/C Issuers, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

1.13Replacement of Lenders. If the Parent Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Parent Borrower the right to replace a Lender as a party hereto, then the Parent Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)the Parent Borrower shall have paid, or caused to be paid, to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);
(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent Borrower or applicable Designated Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with applicable Laws; and
(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent Borrower to require such assignment and delegation cease to apply.
Each party hereto agrees that (a) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.
Notwithstanding anything in this Section 10.13 to the contrary, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the

Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
1.14Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY

PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
1.15Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
1.16No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, amendment and restatement, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders are arm’s-length commercial transactions between the Borrowers, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Arranger, each L/C Issuer and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Parent Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any Arranger, any L/C Issuer nor any Lender has any obligation to the Parent Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent, any Arranger, any L/C Issuer nor any Lender has any obligation to disclose any of such interests to any Loan Party or any of their respective Affiliates. Each Loan Party agrees it will not claim that any of the Administrative Agent, any Arranger, any L/C Issuer or any Lender has rendered advisory services of any nature or respect or owes a fiduciary or similar duty to such Loan Party, in connection with any transactions contemplated hereby.
1.17Electronic Execution of Assignments and Certain Other Documents. ~~The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document~~This Agreement, any other Loan Document and any other Communication, including Communications required to be ~~signed~~ in ~~connection with this Agreement and the transactions contemplated hereby (including without~~

~~limitation Assignment and Assumptions, amendments, amendment and restatements or other modifications, Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records~~writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each party hereto agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Each party hereto may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in ~~electronic~~the form~~, each~~ of ~~which shall be of~~an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity ~~or~~and enforceability as a ~~manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act~~paper record. Notwithstanding anything contained herein to the contrary, ~~the Administrative Agent~~no party hereto is under ~~no~~any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by ~~the Administrative Agent~~such Person pursuant to procedures approved by it; provided, ~~that~~further, without limiting the foregoing, (a) to the extent the Administrative Agent and/or an L/C Issuer has agreed to accept such Electronic Signature, each party hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any other party hereto without further verification and regardless of the appearance or form of such Electronic Signature and (b) upon the ~~reasonable~~ request of ~~the Administrative Agent~~any party hereto, any Electronic Signature ~~of any party to this Agreement~~ shall~~, as~~ be promptly ~~as practicable, be~~ followed by such manually executed counterpart. ~~For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.~~
No party hereto shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with any party’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). Each party hereto shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
    Each party hereto waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against any other party hereto or any Related Party of any thereof for any liabilities arising solely from such party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
1.18USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation (including a Beneficial Ownership Certification, if requested).
1.19MFN Provisions. At any time that the Required Consolidated Parties have payment obligations (as borrowers, guarantors or otherwise) in respect of Unsecured Indebtedness (including without limitation Indebtedness under notes issued pursuant to any KWI Note Indenture, but excluding Indebtedness incurred hereunder) in the aggregate principal amount of $100,000,000 or more, if any covenant or payment or prepayment provision contained in the terms of the documentation evidencing the Unsecured Indebtedness that caused the aggregate principal amount to equal or exceed $100,000,000 is more restrictive or more favorable to a Lender or, as a result of any additions to or modifications of the provisions of any Unsecured Indebtedness of any Required Consolidated Party the terms thereof becomes more restrictive or more favorable to a Lender than the covenants or payment or prepayment provisions hereunder, (such more favorable provisions, each an “MFN Provision”) each such MFN Provision will automatically be incorporated herein, mutatis mutandis, and shall remain in effect hereunder so long the Required Consolidated Parties have payment obligations (as borrowers, guarantors or otherwise) in respect of such Unsecured Indebtedness (other than Indebtedness hereunder); provided that (i) if a default or event of default occurs with respect to any MFN Provision, then any waiver of such default or event of default by the holders of the relevant Unsecured Indebtedness shall operate as a waiver under the Loan Documents solely to the extent that a Default has not occurred under this Agreement without giving effect to such MFN Provision, (ii) at all times that Unsecured Indebtedness (other than Indebtedness hereunder) in respect of which the Required Consolidated Parties have payment obligations (as borrowers, guarantors or otherwise) is less than $100,000,000 in the aggregate, no MFN Provisions will be deemed incorporated into this Agreement, (iii) if an MFN Provision is amended, modified or terminated in the Unsecured Indebtedness pursuant to which such MFN Provision was applied hereunder, then such MFN Provision will automatically be amended, modified or terminated, as applicable, in a corresponding manner with respect to this Agreement, and (iv) if an MFN Provision is applied hereunder, the aggregate principal amount of the Unsecured Indebtedness pursuant to which such MFN Provision was applied will be subtracted from any future calculations of the $100,000,000 threshold. For the avoidance of doubt, the intent is that the MFN Provisions shall only be in effect hereunder when the Required Consolidated Parties have payment obligations (as borrowers, guarantors or otherwise) in respect of Unsecured Indebtedness (other than Indebtedness hereunder) that in the aggregate equals or exceeds $100,000,000, and no waiver, other than a waiver provided in accordance with Section 10.01, shall be effective to waive any provision of this Agreement or any other Loan Document as in effect without giving effect to any MFN Provision, or consent to the departure by any Borrower or any other Loan Party therefrom. Promptly upon request by the Administrative Agent, the Parent and the Parent Borrower shall, and shall cause each other Loan Party to do, execute and take any and all such further acts, amendments, supplements, modifications and assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to document incorporation of the MFN Provision and otherwise carry out the intent and purposes of this Section 10.19.
1.20ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
1.21Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
1.22Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be the applicable Spot Rate as of the Business Day on which final judgment is given (which for the avoidance of doubt, will be determined two Business Days prior to such final judgment as specified in the definition of Spot Rate). The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender or any L/C Issuer hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender or such L/C Issuer, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender or such L/C Issuer, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender or any L/C Issuer from any Borrower in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender or such L/C Issuer, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender or any L/C Issuer in such currency, the Administrative Agent or such Lender or such L/C Issuer, as the case may be, agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable Law). All obligations of the Borrowers under this Section ~~10.23~~10.22 shall survive termination of the Facilities and repayment of all other Obligations hereunder.
1.23No Novation.
(a)This Agreement amends, restates and supersedes the Existing KWI Credit Agreement in its entirety and is not intended to be or operate as a novation or an accord and satisfaction of the Existing KWI Credit Agreement or the obligations evidenced thereby or provided for thereunder. Without limiting the generality of the foregoing (i) all “Loans” under (and as defined in) the Existing KWI Credit Agreement shall on the Closing Date become Loans hereunder, (ii) all Existing Letters of Credit shall on the Closing Date become Letters of Credit hereunder and (iii) all other Obligations outstanding under the Existing KWI Credit Agreement shall on the Closing Date be Obligations under this Agreement.
(b)On the Closing Date, the Original Note, if any, held by each Revolving Lender shall be deemed to be cancelled and, if such Revolving Lender has requested a Revolving Note hereunder, amended and restated by the Revolving Note delivered hereunder on or about the Closing Date (regardless of whether any Revolving Lender shall have delivered to the Parent Borrower for cancellation the Original Note held by it). Each Revolving Lender, whether or not requesting a Revolving Note hereunder, shall use its commercially reasonable efforts to deliver any Original Note held by it to the Parent Borrower for cancellation and/or amendment and restatement. All amounts owing under, and evidenced by, the Original Notes held by a Revolving Lender as of the Closing Date shall continue to be outstanding hereunder, and shall from and after the Closing Date, if requested by the Revolving Lender holding such Original Note, be evidenced by the Revolving Notes, and shall in any event be evidenced by, and governed by the terms of, this Agreement. Each Revolving Lender hereby agrees to indemnify and hold harmless the Parent Borrower from and against any and all liabilities, losses, damages, actions or claims that may be imposed on, incurred by or asserted against the Parent Borrower arising out of such Revolving Lender’s failure to deliver the Original Note held by it to the Parent Borrower for cancellation, subject to the condition that the Parent Borrower shall not make any payment to any Person claiming to be the holder of such Original Note unless such Revolving Lender is first notified of such claim and is given the opportunity, at such Revolving Lender’s sole cost and expense, to assert any defenses to such payment.

1.24Exiting Lenders. On the Closing Date, the commitment of each lender that is a party to the Existing KWI Credit Agreement but is not a party to this Agreement (an “Exiting Lender”) will be terminated, all outstanding obligations owing to the Exiting Lenders will be repaid in full, the Original Note, if any, held by each Exiting Lender shall be deemed to be cancelled (regardless of whether any Exiting Lender shall have delivered to the Parent Borrower for cancellation the Original Note held by it) and each Exiting Lender will cease to be a Lender under the Existing KWI Credit Agreement and will not be a Lender under this Agreement. To the extent the Existing KWI Credit Agreement provides that certain terms survive the termination of the Existing KWI Credit Agreement or survive the payment in full of principal, interest and all other amounts payable thereunder, then such terms shall survive the amendment and restatement of the Existing KWI Credit Agreement for the benefit of the Exiting Lenders.
1.25Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 10.25, the following terms have the following meanings:
(c)“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
(d)“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(e)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(f)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
ARTICLE XI.CONTINUING GUARANTY
1.01Guaranty. Each Guarantor, the Parent Borrower and each other Borrower, other than a Borrower that is an Excluded Subsidiary (and for purposes of this Article XI, the Parent Borrower and each such other Borrower shall be deemed to be a Guarantor), jointly and severally with the other Guarantors, hereby absolutely, irrevocably and unconditionally guarantees, as a guaranty of payment and performance and not a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise of the Loan Parties to the Creditor Parties, and whether arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, amendment and restatements, refinancings and other modifications thereof and all costs, reasonable and documented attorneys’ fees and expenses incurred by the Creditor Parties in connection with the collection or enforcement thereof) (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that (i) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and (ii) the liability of each Subsidiary Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount (taking into account any amounts payable to such Guarantor under Section 11.10) that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors, and conclusive absent manifest error for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby, to the extent permitted by applicable Law, waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing other than the payment and performance of the Guaranteed Obligations in full in cash in accordance with the Loan Documents.
1.02Rights of Lenders. Each Guarantor consents and agrees that the Creditor Parties may, at any time and from time to time, without notice or demand, without the consent of such Guarantor, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, sell, or otherwise dispose of, or impair or fail to perfect any Lien on, any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuers and the Lenders in their sole discretion may determine; and (d) release or substitute any other Guarantor or one or more of any endorsers or other guarantors of any of the Guaranteed Obligations.

Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantors under this Guaranty or which, but for this provision, might operate as a discharge of one or more of the Guarantors.
1.03Certain Waivers. Each Guarantor hereby, to the extent permitted by applicable Law, waives (a) any defense arising by reason of any disability or other defense of any Borrower, any other Loan Party or any other guarantor of the Guaranteed Obligations or any part thereof, or the cessation from any cause whatsoever (including any act or omission of any Creditor Party) of the liability of any Borrower (other than the defense of prior payment in full of the Guaranteed Obligations); (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of any Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any requirement to proceed against any Borrower or any other Loan Party, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the power of any Creditor Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Creditor Party; and (f) to the fullest extent permitted by law, any and all other defenses (other than the defense of prior payment in full of the Guaranteed Obligations) or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.
1.04Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor of the Guaranteed Obligations or any part thereof, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not any Borrower or any other Person is joined as a party.
1.05Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty (other than contingent obligations for which no claim has been made) have been paid and performed in full and all are terminated, and all Letters of Credit have been cancelled, have expired or terminated or have been collateralized to the satisfaction of the Administrative Agent and the L/C Issuers. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust by such Guarantor for the benefit of the Creditor Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Creditor Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.
1.06Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Commitments are terminated, all Obligations (other than contingent obligations for which no claim has been made) and any other amounts payable under this Guaranty are paid in full in cash and all Letters or Credit have been cancelled, have expired or terminated or have been collateralized to the satisfaction of the Administrative Agent and the L/C Issuers. Notwithstanding the foregoing, this

Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or any other Guarantor is made, or any of the Creditor Parties exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Creditor Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Creditor Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantors under this paragraph shall survive termination of this Guaranty.
1.07Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of any Loan Party owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Loan Party to such Guarantor as subrogee of the Creditor Parties or resulting from such Guarantor’s performance under this Guaranty, to the payment in full in cash of all Guaranteed Obligations. If the Creditor Parties so request, any such obligation or indebtedness of any Loan Party to any Guarantor shall be enforced and performance received by such Guarantor as trustee for the Creditor Parties and the proceeds thereof shall be paid over to the Administrative Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.
1.08Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Borrower or any other Loan Party under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantors immediately upon demand by the Creditor Parties.
1.09Condition of the Loan Parties. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Loan Parties and any other guarantor of the Guaranteed Obligations such information concerning the financial condition, business and operations of the Loan Parties and any such other guarantor as such Guarantor requires, and that none of the Creditor Parties has any duty, and such Guarantor is not relying on the Creditor Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Loan Parties or any other guarantor of the Guaranteed Obligations (such Guarantor waiving any duty on the part of the Creditor Parties to disclose such information and any defense relating to the failure to provide the same).
1.10Contribution. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other

Guarantor who either has not made any payments or has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment at the time of each computation; provided that no Guarantor may take any action to enforce such right until after all Guaranteed Obligations and any other amounts payable under this Guaranty (other than contingent obligations for which no claim has been made) are paid in full in cash and all Commitments are terminated and all Letters of Credit have been cancelled, have expired or terminated or have been collateralized to the satisfaction of the Administrative Agent and the L/C Issuers, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 11.10 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 11.10, (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 11.10, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until after all Guaranteed Obligations and any other amounts payable under this Guaranty (other than contingent obligations for which no claim has been made) are paid in full in cash and all Commitments are terminated and all Letters of Credit have been cancelled, have expired or terminated or have been collateralized to the satisfaction of the Administrative Agent and the L/C Issuers. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain Solvent, in the determination of the Administrative Agent or the Required Lenders.
1.11Release of Subsidiary Guarantors. In the event that any Subsidiary Guarantor becomes an Excluded Subsidiary, ceases to be a Required Subsidiary Guarantor, or ceases to be a Subsidiary as a result of a Disposition of all of its capital stock or other Equity Interests as a result of a transaction permitted hereunder, then such Subsidiary Guarantor shall, upon becoming an Excluded Subsidiary, ceasing to be a Required Subsidiary Guarantor, or upon the consummation of such Disposition, as applicable, be released from its obligations under this Guaranty, and the Administrative Agent shall, upon the request and at the sole expense of the Borrowers, provide the Parent Borrower with written confirmation of such release and shall take such further actions as reasonably requested by the Parent Borrower to evidence such release;

provided that in connection with any such request for written confirmation of such release, the Parent Borrower shall deliver to the Administrative Agent, at least five (5) Business Days’ prior to the date that the Parent Borrower requests delivery of such written confirmation of release (or such shorter period as agreed to by the Administrative Agent in its sole discretion), a written request therefor, together with a certificate signed by a Responsible Officer of the Parent Borrower certifying that such Subsidiary Guarantor is an Excluded Subsidiary, such Subsidiary Guarantor is no longer a Required Subsidiary Guarantor, or such Disposition is the result of a transaction permitted under this Agreement.
1.12Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article XI voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 11.12 shall remain in full force and effect until the Obligations (other than contingent obligations for which no claim has been made) have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section 11.12 to constitute, and this Section 11.12 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
[Signature pages immediately follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

[Signature Page to Kennedy-Wilson, Inc. Credit Agreement]